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                                                                   EXHIBIT 10.35

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of January __, 2006, among AMERICAN RAILCAR INDUSTRIES, INC., a Delaware corporation, as successor-by-merger to American Railcar Industries, Inc., a Missouri corporation (the "Borrower"), each of the financial institutions identified as a Lender on Schedule 1 (together with each of their respective direct and indirect successors and assigns, each, a "Lender," and collectively, the "Lenders"), and NORTH FORK BUSINESS CAPITAL CORPORATION, a New York corporation ("NFBC"), as agent for the Lenders (the "Agent").

                              W I T N E S S E T H :

            WHEREAS, the Borrower, the Agent and certain of the Lenders are parties to a Loan and Security Agreement, dated as of March 10, 2005 (as amended, the "Original Loan Agreement");

            WHEREAS, the Borrower wishes to amend and restate the Original Loan Agreement to increase the amount of the revolving credit facility available to it and to create a subfacility for the borrowing of loans for capital expenditures; and

            WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make revolving loans and term loans to the Borrower in an aggregate amount not to exceed $75,000,000, of which no more than $15,000,000 may be term loans;

            NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            SECTION 1.1 General Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

            "Advance" means a Base Rate Advance or a LIBOR Rate Advance.

            "Affiliate" means, as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director, officer, manager or general partner of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), provided that any public company that does not conduct business in any material respect in or with the railcar industry shall not be an Affiliate hereunder except for purposes of
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Section 6.1(cc). For the avoidance of doubt, a Subsidiary of the Borrower shall be deemed to be an Affiliate of the Borrower.

            "Agent" has the meaning specified in the introductory paragraph.

            "Agent Loan" has the meaning specified in Section 2.3(h).

            "Agent's Payment Account" means the account of the Agent at North Fork Bank in Melville, New York, account number 3124059415, or such other account of the Agent or any of its Affiliates in the United States as the Agent may from time to time designate in writing to the Borrower and the Lenders.

            "Agreement" means this Loan and Security Agreement, as amended, supplemented or otherwise modified from time to time.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its assignee, and accepted by the Agent, and substantially in the form of Exhibit C.

            "Auditors" means Grant Thornton LLP or another nationally recognized firm of independent public accountants selected by the Borrower and reasonably satisfactory to the Agent.

            "Availability Event" means that the difference between (i) the lesser of (A) the Borrowing Base and (B) the Maximum Amount of the Facility less the aggregate outstanding principal amount of the CapEx Loans and (ii) the aggregate outstanding amount of the Revolving Loans and the Agent Loans, is less than $5,000,000.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as that title may be amended from time to time, or any successor statute.

            "Base Rate" means the higher of (i) the highest prime, base or equivalent rate of interest publicly announced from time to time by Citibank, N.A., Bank of America, N.A. and North Fork Bank, or any successor thereto (which may not be the lowest rate of interest charged by any such bank) and (ii) the published annualized rate for ninety-day dealer commercial paper that appears in the "Money Rates" section of The Wall Street Journal.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 4.1(a).

            "Blocked Account" has the meaning specified in Section 2.7.

            "Blocked Account Agreement" has the meaning specified in Section
2.7.

            "Blocked Account Bank" means Citibank, N.A., Bank of America, N.A. or U.S. Bank National Association or any successor or any other bank acceptable to the Agent to act as such.



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            "Borrower" has the meaning specified in the introductory paragraph.

            "Borrower's Account" means the account maintained by the Borrower at North Fork Bank in Melville, New York or such other account as the Borrower may from time to time designate in writing to the Agent.

            "Borrowing" has the meaning specified in Section 2.3(a).

            "Borrowing Base" has the meaning specified in Section 2.1(a).

            "Borrowing Base Certificate" has the meaning specified in Section 7.1(k)(iv).

            "Borrowing Date" means the date on which a Borrowing is obtained.

            "Business Day" means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close. When used in connection with any LIBOR Rate Advance, a Business Day shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

            "Business Plan" means a business plan of the Borrower and its Subsidiaries, consisting of consolidated and consolidating projected balance sheets, related cash flow statements and related profit and loss statements, and availability forecasts, together with appropriate supporting details and a statement of the underlying assumptions, which covers a one-year period and which is prepared on a monthly basis in a manner consistent with GAAP and with the Financial Statements.

            "CapEx Loans" has the meaning specified in Section 2.2(a).

            "CapEx Note" has the meaning specified in Section 2.2(b).

            "Capital Expenditures" means expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto or therefor which have a useful life of more than one year, and shall include all commitments, payments in respect of Capitalized Lease Obligations and leasehold improvements.

            "Capitalized Lease Obligations" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as Indebtedness (net of Interest Expense) in accordance with GAAP.

            "Cash Equivalents" means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) securities issued, guaranteed or insured by any state of the United States or any public instrumentality thereof with maturities of not more than one year from the date acquired and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;
(iii) time deposits, term deposits and certificates of deposit with maturities of not more than one year from the date acquired, issued by (A) the Agent or any Lender or any of their respective Affiliates, (B) any


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U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000 or (C) any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Ratings Services or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements with terms of not more than thirty days from the date acquired, for securities of the type described in clause (i) or (ii) above and entered into only with commercial banks having the qualifications described in clause (iii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Ratings Services or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (v) commercial paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; and (vi) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (v) above.

            "Closing Date" means the date of execution and delivery of this Agreement.

            "Code" has the meaning specified in Section 1.3.

            "Collateral" means all Receivables of the Borrower (other than Excluded Receivables), all Inventory of the Borrower, the Pledged Deposit Accounts of the Borrower and all Equipment purchased with the proceeds of CapEx Loans.

            "Collateral Access Agreements" means a landlord waiver, mortgagee waiver, bailee letter or similar acknowledgment of any lessor, warehouseman or processor in possession of any Collateral or on whose property any Collateral is located, substantially in the form of Exhibit J.

            "Collections" means all cash, funds, checks, notes, instruments, any other form of remittance tendered by account debtors in respect of payment of Receivables of the Borrower and any other payments received by the Borrower with respect to any Collateral.

            "Commitment" means, with respect to any Lender, its commitment to make Loans up to the amount set forth opposite its name on Schedule 1.

            "Compliance Certificate" has the meaning specified in Section 7.1(k)(iii).

            "Contingent Obligation" means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another Person, except endorsements in the ordinary course of business.

            "Continuation" has the meaning specified in Section 2.3(b).

            "Convert," "Conversion" and "Converted" each refers to conversion of Advances of one Type into Advances of another Type pursuant to Section 2.3(c).


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            "Default" means any of the events specified in Section 9.1, whether or not any of the requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Defaulting Lender" has the meaning specified in Section 2.10(a).

            "Dollars" and the sign "$" means freely transferable lawful currency of the United States.

            "EBITDA" means, for any period, with respect to the Borrower (i) net income (as that term is determined in accordance with GAAP) for such period, plus (ii) the amount of depreciation and amortization of fixed and intangible assets deducted in determining such net income for such period, plus (iii) all Interest Expense and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Lenders) paid or payable during such period, plus
(iv) all tax liabilities paid or accrued during such period, less (v) the amount of all extraordinary gains (or plus the amount of all extraordinary losses) realized during such period including, without limitation, gains (or losses) realized upon the sale or other disposition of property or assets that are sold or otherwise disposed of outside the ordinary course of business, plus (vi) the amount of any non-cash compensation accrued during such period including, without limitation, in connection with (A) stock options or other equity awards and incentives granted under the 2005 Equity Incentive Plan described in the Registration Statement and (B) the award of common stock to be granted to James Unger in connection with the IPO as described in the Registration Statement, plus (vii) any expenses accrued by the Borrower in connection with the allocation of the assets and liabilities of the pension and other post-retirement employee benefit plans sponsored by ACF Industries LLC between the Borrower and ACF Industries LLC in accordance with the Employee Benefit Agreement, effective as of December 1, 2005, between the Borrower and ACF Industries LLC including, without limitation, any liabilities assumed or payments made by the Borrower in connection therewith, less (viii) any non-cash compensation that subsequently becomes payable in cash during such period, in each case, to the extent that the amount specified in clause (ii), (iii), (iv),
(v), (vi), (vii) or (viii) hereof is included in the calculation of net income for such period.

            "Eligible Assignee" means (i) a Lender or any Affiliate thereof;
(ii) a commercial bank organized or licensed under the laws of the United States or a state thereof having total assets in excess of $500,000,000; (iii) a finance company, insurance company or other financial institution or fund, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $500,000,000; or (iv) a savings and loan association or savings bank organized under the laws of the United States or a state thereof which has a net worth, determined in accordance with GAAP, in excess of $500,000,000; provided, however, that (A) each Eligible Assignee under clauses
(ii) through (iv) hereof shall be reasonably acceptable to the Agent and, so long as no Event of Default is continuing, the Borrower and (B) nothing herein shall restrict or require the consent of any Person to the pledge by any Lender of all or any portion of its rights and interests under this Agreement, its Notes or any other Loan Document to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge in any manner permitted by applicable law.


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            "Eligible Inventory" means only such Inventory of the Borrower located in the United States consisting of raw materials or finished goods, which is free from any claim of title or Lien in favor of any Person (other than Liens in favor of the Agent) and with respect to which no event has occurred and no condition exists which could reasonably be expected to impair substantially the Borrower's ability to use or sell such Inventory in the ordinary course of its business. No Inventory of the Borrower shall be Eligible Inventory unless the Agent has a perfected first priority Lien thereon. The value of Eligible Inventory shall be computed at the lower of cost (computed on a "first in, first out" basis) or market. Any Inventory of the Borrower that is not in the control or possession of the Borrower and is covered by a warehouse receipt, a bill of lading or other document of title shall in no event be Eligible Inventory unless such warehouse receipt, bill of lading or document of title is in the name of or held by the Agent. No Inventory of the Borrower shall be Eligible Inventory unless (i) it is located on property owned by the Borrower; or (ii) it is located on property leased by the Borrower or in a contract warehouse (A) which is subject to a Collateral Access Agreement executed by the mortgagee, lessor or contract warehouseman, as the case may be, or (B) with respect to which the Agent has established a reserve from the Borrowing Base in an amount equal to the rent or fees payable to the applicable lessor or warehouseman for a three-month period and, in either case such Inventory is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises. No Inventory of the Borrower shall be Eligible Inventory if it is in transit or it is consigned to or from the Borrower. In addition, and without limitation of the foregoing, the Agent may treat any Inventory as ineligible if:

            (a) it is not owned solely by the Borrower or the Borrower does not have sole and good, valid and marketable title thereto; or

            (b) it is packing or shipping materials or maintenance supplies; or

            (c) it is goods returned or rejected by the Borrower's customer; or

            (d) it (i) is excess (as so reserved by the Borrower from time to time), (ii) is obsolete, defective, damaged, unmerchantable or consists of an amount of Inventory in excess of a two-year supply, (iii) is samples or inventory on hand which is used for promotional and other sales activities, or
(iv) does not otherwise conform to the representations and warranties contained in the Loan Documents; or

            (e) it is repossessed, attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

            (f) it is Inventory acquired by the Borrower in or as part of (i) a "bulk" transfer or sale of assets and such acquisition is not consummated in the ordinary course of business unless the Borrower has complied with all applicable bulk sales or bulk transfer laws in connection with such acquisition or (ii) any acquisition of assets from another Person other than in the ordinary course of business and such Inventory is not satisfactory to the Agent or has not been inspected by the Agent in a collateral audit examination.


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            "Eligible Receivables" means and includes only those unpaid
Receivables of the Borrower, without duplication, which (i) arise out of a bona fide sale of goods or rendition of services of the kind ordinarily sold or rendered by the Borrower in the ordinary course of its business, (ii) are owed by a Person competent to contract for such goods or services that is not an Affiliate or an employee of the Borrower and is not controlled by an Affiliate of the Borrower, (iii) are not subject to renegotiation or redating, (iv) are free and clear of any Lien in favor of any Person other than Liens in favor of the Agent and (v) mature as stated in the invoice or other supporting data covering such sale or services. No Receivable of the Borrower shall be an Eligible Receivable (i) unless the Agent has a perfected first priority Lien thereon, (ii) if it is more than ninety days past the date of the original invoice therefor or more than sixty days past its due date or (iii) unless the delivery of the goods or the rendition of the services giving rise to such Receivable has been completed. The Agent may treat any Receivable as ineligible if:

            (a) any warranty contained in this Agreement or in any other Loan Document with respect to such Receivable or in any assignment or statement of warranties or representations relating to such Receivable delivered by the Borrower to the Agent has been breached or is untrue in any material respect or the Borrower is not in compliance with all applicable laws with respect to such Receivable; or

            (b) the account debtor has disputed liability, has asserted a right of setoff or has made any claim with respect to any other Receivable due from such account debtor to the Borrower, to the extent of the amount of such dispute or claim, or the amount of such actual or asserted right of setoff, as the case may be; or

            (c) the account debtor or any of its assets is the subject of an Insolvency Event or is reasonably likely to become the subject of an Insolvency Event; or

            (d) the account debtor has called a meeting of its creditors to obtain any general financial accommodation; or

            (e) the account debtor is also a supplier to the Borrower, to the extent of the aggregate amount owed by the Borrower to the account debtor; or

            (f) the sale or rendition of services is to an account debtor outside the United States of America or Canada, unless it is on letter of credit, acceptance or other terms reasonably acceptable to the Required Lenders; or

            (g) twenty-five percent (25%) or more of the accounts of any account debtor to the Borrower are unpaid more than ninety days past the date of the original invoices therefor; or

            (h) except for Receivables due from American Railcar Leasing, LLC (if it is not an Affiliate of the Borrower at such time), General Electric Capital Corp., CIT Group, Inc., Union Pacific Corporation, Greenbrier Equity Group, LLC and Union Tank Car Company and any of their respective Affiliates, and except as determined by the Agent in its sole discretion, the amount owed by the account debtor under such Receivable and under all other Receivables owed by such account debtor exceeds twenty percent (20%) of all Eligible Receivables, but only to the extent of such excess; or


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            (i) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower assigns its right to payment under such Receivable to the Agent as collateral hereunder in full compliance with (including, without limitation, the filing of a written notice of the assignment and a copy of the assignment with, and receipt of acknowledgment thereof by, the appropriate contracting and disbursing offices pursuant to) the Assignment of Claims Act of 1940, as amended (U.S.C. Section 3727; 41 U.S.C. Section 15); or

            (j) it was acquired by the Borrower in or as part of an acquisition of assets from another Person and such Receivable is not satisfactory to the Agent or has not been reviewed by the Agent in a collateral examination audit.

            "Environmental Laws" means all federal, state and local statutes, laws (including common or case law), regulations or orders applicable to the business or property of a Person relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

            "Equipment" means all machinery, equipment, furniture, fixtures, leasehold improvements, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, embedded computer programs and supporting information, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, and other equipment of every kind and nature and wherever situated now or hereafter owned by a Person or in which a Person may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith and all rights against suppliers, warrantors, manufacturers, and sellers or others in connection therewith, together with all substitutes for any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

            "ERISA Affiliate" means any entity required to be aggregated with the Borrower under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

            "Event of Default" means the occurrence of any of the events specified in Section 9.1.

            "Excluded Receivables" means Receivables (i) with respect to which the account debtors are Affiliates of the Borrower and (ii) that do not arise from the sale of Inventory.

            "Expiration Date" means the earlier of (i) January __, 2009 and (ii) the date of termination of the Commitments.


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            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Person succeeding to the functions thereof.

            "Fee Letter" means the letter agreement as to the payment by the Borrower of certain fees to the Agent, both for its own account and for the ratable benefit of the Lenders.

            "Financial Covenants" means the covenants set forth in Article VIII.

            "Financial Statements" means, with respect to the Borrower and its Subsidiaries, the balance sheets, profit and loss statements, statements of cash flow, and statements of changes in intercompany accounts, if any, for the period specified, prepared in accordance with GAAP and consistent with prior practices applied to the Borrower's financial statements.

            "Fixed Charge Coverage Ratio" means (without duplication), for any period, with respect to the Borrower, as of the date of determination thereof, the ratio of (X) (i) EBITDA for such period, less (ii) all Capital Expenditures (other than (A) Capital Expenditures financed by Persons other than the Lenders or by Loans and (B) Capital Expenditures, not to exceed $10,000,000 in the aggregate for the Borrower's 2005 fiscal year, relating to the construction of a "paint line" at the Borrower's facility in Paragould, Arkansas and for which the Borrower shall thereafter seek financing from Persons other than the Lenders) paid or payable during such period (other than from proceeds of Loans), less
(iii) all tax liabilities paid during such period to (Y) (i) all scheduled principal amounts of Indebtedness paid or scheduled to be paid during such period, plus (ii) all Interest Expense and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (including Indebtedness to the Lenders) paid or payable during such period, plus (iii) without limitation of Section 7.2(d) or 9.2, all loans and Investments to any Person (including, without limitation, any Affiliate of the Borrower) made during such period plus (iv) without limitation of Section 9.2, all dividends, stock repurchases or other distributions paid or payable in cash on account of the Borrower's capital stock or other equity interests during such period less (v) any proceeds of the IPO used to repay any Indebtedness or redeem preferred stock of the Borrower or to fund or pay any of the items specified in clauses (Y)(ii), (iii) or (iv) during such period.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

            "Governing Documents" means, with respect to any Person, the certificate of incorporation and bylaws or similar organizational documents of such Person.

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            "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

            "Hazardous Materials" means any and all pollutants, contaminants and toxic, caustic, radioactive and hazardous materials, substances and wastes including, without limitation, petroleum or petroleum distillates, asbestos or urea formaldehyde foam insulation or asbestos-containing materials, whether or not friable, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, that are regulated under any Environmental Laws.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

            "Indebtedness" means, with respect to the Borrower or any other Person, as of the date of determination thereof (without duplication), (i) all obligations of such Person for borrowed money of any kind or nature, including funded and unfunded debt, and any Hedging Agreements or arrangements therefor, regardless of whether the same is evidenced by any note, debenture, bond or other instrument, (ii) all obligations of such Person to pay the deferred purchase price of property or services (other than current trade accounts payable under normal trade terms and which arise in the ordinary course of business), (iii) all obligations of such Person to acquire or for the acquisition or use of any fixed asset, including Capitalized Lease Obligations (other than, in any such case, any portion thereof representing interest or deemed interest or payments in respect of taxes, insurance, maintenance or service), or improvements which are payable over a period longer than one year, regardless of the term thereof or the Person or Persons to whom the same are payable, (iv) the then outstanding amount of withdrawal or termination liability incurred by or imposed on the Borrower or its Subsidiaries under ERISA, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured) a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, provided that, for the purpose of determining the amount of Indebtedness of the type described in this clause (v), if recourse with respect to such Indebtedness is limited to the assets of such Person, then the amount of Indebtedness shall be limited to the fair market value of such assets, (vi) all Indebtedness of others to the extent guaranteed by such Person and (vii) all obligations of such Person in respect of letters of credit, bankers acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person. For the avoidance of doubt, (A) Indebtedness as defined herein shall include all Indebtedness of a Person owing to an Affiliate of such Person and (B) obligations of a Person under an Operating Lease shall not constitute Indebtedness.

            "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt or institutes proceedings to be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, (v) such Person shall take any corporate or similar act in furtherance of any of the foregoing, or (vi) such Person, or a substantial portion of its property, assets or business, shall become the subject of an involuntary proceeding or petition for (A) its dissolution or reorganization or
(B) the appointment of a receiver, trustee, custodian or liquidator, and (I) such proceeding shall not be dismissed or stayed within ninety days or (II) such receiver, trustee, custodian or liquidator shall be appointed; provided, however, that the Lender shall have no obligation to make any Advance during the pendency of any ninety-day period described in clauses (A) and (B).

            "Interest Expense" means, for any period, all interest with respect to Indebtedness (including, without limitation, the interest component of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) determined in accordance with GAAP.

            "Interest Period" means the period commencing on the date of a LIBOR Rate Advance and ending one, two or three months thereafter; provided, however, that (i) the Borrower may not select any Interest Period that ends after the Expiration Date; (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day; and (iii) if there is no corresponding date of the month that is one, two or three months, as the case may be, after the first day of an Interest Period, such Interest Period shall end on the last Business Day of such first, second or third month, as the case may be.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, any amendments thereto, any successor statute and any regulations and guidelines promulgated thereunder.

            "Internal Revenue Service" or "IRS" means the United States Internal Revenue Service and any successor agency.

            "Inventory" means all present and future goods intended for sale, lease or other disposition including, without limitation, all raw materials, work in process, finished goods and other retail inventory, goods in the possession of outside processors or other third parties, consigned goods (to the extent of the consignee's interest therein), materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same and all records, files and writings with respect thereto.

            "Investment" in any Person means, as of the date of determination thereof, (i) any payment or contribution, or commitment to make a payment or contribution, by a Person including, without limitation, property contributed or committed to be contributed by such Person for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such

Investment is made or (ii) any loan, advance or other extension of credit or guaranty of or other surety obligation for any Indebtedness of such Person in whom the Investment is made. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty (or other surety obligation) shall be valued at not less than the principal outstanding amount of the primary obligation; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

            "IPO" means the initial public offering of the Borrower's common stock, which offering was consummated on January __, 2006.

            "Lender" or "Lenders" has the meaning specified in the introductory paragraph and shall include the Agent with respect to any Agent Loan.

            "Leverage Ratio" means the ratio specified in Section 8.2.

            "Liabilities" of a Person as of the date of determination thereof means the liabilities of such Person on such date as determined in accordance with GAAP. Liabilities to Affiliates of such Person shall be treated in accordance with GAAP or as otherwise provided herein.

            "LIBOR Rate" means, with respect to each Interest Period, the reserve adjusted rate per annum equal to the one, two or three-month London Interbank Offered Rate, as applicable, that appears in the "Money Rates" section of The Wall Street Journal on the first day of such Interest Period; provided, however, that if The Wall Street Journal no longer publishes such one, two or three-month London Interbank Offered Rate, reference shall be made to the Dow Jones Market Service (formerly Telerate) page 3750 for such London Interbank Offered Rate.

            "LIBOR Rate Advance" means an Advance that bears interest as provided in Section 4.1(b).

            "Lien" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

            "Loan Account" has the meaning specified in Section 2.6.

            "Loan Documents" means this Agreement and all documents and instruments executed and delivered by the Borrower under or in connection with this Agreement, as each of the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, the Notes and the Blocked Account Agreements.

            "Loans" means the Revolving Credit Loans, the Agent Loans and the CapEx Loans.

            "Material Adverse Effect" means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower, (ii) the impairment of (A) the Borrower's ability to perform in any material respect its obligations under the Loan Documents to which it is a party or (B) the ability of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral or (iii) a material adverse effect on the value of the Collateral or the amount that the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral; provided, however, that (A) a material adverse change in (I) the global, United States or regional economy generally, (II) railcar manufacturing or leasing conditions generally or (III) global or United States securities markets, (B) a change in laws, rules or regulations applicable to the Borrower or its business or (C) a change caused by any announcement of the transactions contemplated by this Agreement shall not, in and of itself, be deemed to have a Material Adverse Effect.

            "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of the Borrower in an aggregate principal amount exceeding $20,000,000. For purposes of this definition, the "principal amount" of the obligations of the Borrower in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower would be required to pay if such Hedging Agreement were terminated at such time.

            "Maximum Amount of the Facility" means Seventy Five Million Dollars ($75,000,000) as such amount may be decreased from time to time in accordance with Section 2.10(d) of this Agreement.

            "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate has contributed within the past six years.

            "Net Cash Proceeds" means, the aggregate cash proceeds received by the Borrower in respect of any sale or other disposition of Equipment purchased with the proceeds of CapEx Loans, net of (without duplication) (i) the reasonable out-of-pocket expenses incurred in effecting such sale or other disposition and (ii) any taxes reasonably attributable to such asset sale and reasonably estimated by the Borrower to be actually payable.

            "NFBC" has the meaning specified in the introductory paragraph.

            "Notes" means the CapEx Notes and the Revolving Credit Notes.

            "Obligations" means and includes all loans (including the Loans), advances (including the Advances), debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent or the Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other agreement executed in connection herewith or therewith, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect

(including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all Loans made in excess of the limitations specified in Section 2.5(a) and all interest (including interest accruing on or after an Insolvency Event, whether or not such interest constitutes an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, attorneys' fees, and any other sum properly chargeable to the Borrower under this Agreement, the Notes, the other Loan Documents or any other agreement executed in connection herewith or therewith.

            "Operating Lease" means a lease treated as an operating lease in accordance with GAAP.

            "Original Loan Agreement" has the meaning given in the first
Recital.

            "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which the Borrower or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or, in the case of a multiple employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding five plan years.

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing (unless such enforcement, collection, levy or foreclosure relates to liabilities not exceeding $1,000,000 in the aggregate and is being contested by the Borrower in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP): (i) Liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, (ii) deposits or pledges (other than Liens on Collateral) to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business, (iii) zoning restrictions, easements, encroachments, licenses, restrictions or covenants on the use of any Property which do not materially impair either the use of such Property in the operation of the business of the Borrower or the value of such Property, (iv) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect, and (v) rights of general application reserved to or vested in any Governmental Authority to control or regulate any Property, or to use any Property in a manner which does not materially impair the use of such Property for the purposes for which it is held by the Borrower, provided that the foregoing Liens under clauses (i) through (v) hereof do not secure liabilities in excess of $5,000,000 in the aggregate at any time, and provided further that Permitted Liens shall not include any Lien securing Indebtedness.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each. For the avoidance of doubt, a Subsidiary or other Affiliate of the Borrower shall constitute a separate Person.

            "Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, maintained or contributed to by the Borrower or any Subsidiary (other than a Multiemployer Plan) or with respect to which any of them may incur liability even if such plan is not covered by ERISA pursuant to Section 4(b)(4) thereof.

            "Pledged Deposit Accounts" means the deposit accounts specified in
Schedule 2, any other Blocked Accounts and any other deposit account of the Borrower in which any proceeds of any Collateral are on deposit from time to time.

            "Prohibited Transaction" means a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor.

            "Property" means any real property owned, leased or controlled by the Borrower.

            "Pro Rata Share" of any amount means, with respect to any Lender, a fraction (expressed as a percentage) (i) at any time before the Expiration Date, the numerator of which is the Commitment of such Lender and the denominator of which is the aggregate amount of the Commitments of all the Lenders, and (ii) at any time on and after the Expiration Date, the numerator of which is the aggregate unpaid principal amount of the Loans made by such Lender and the denominator of which is the aggregate unpaid principal amount of all Loans, at such time.

            "Qualification" or "Qualified" means, with respect to any report of independent public accountants covering Financial Statements, a material qualification to such report (i) resulting from a limitation on the scope of examination of such Financial Statements or the underlying data, (ii) as to the capability of the Borrower to continue operations as a going concern or (iii) which could be eliminated by changes in Financial Statements or notes thereto covered by such report (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would result in a Default or an Event of Default.

            "Receivables" means all present and future accounts, leases, instruments and chattel paper and all claims against third parties, drafts, acceptances, letters of credit, rights to receive payments under letters of credit, book accounts, credits, reserves, computer tapes, programs, discs, software, books, ledgers, files and records relating to such accounts, leases, instruments and chattel paper, together with all supporting obligations and all right, title, security and guaranties with respect to any of the foregoing, including any right of stoppage in transit.

            "Registration Statement" means the Registration Statement on Form S-1A (File No. 333-128177) of American Railcar Industries, Inc., a Missouri corporation, filed with the Securities and Exchange Commission on October 5, 2005, as amended, and the Borrower's Registration Statement on Form S-1 (File No. 333-130284), filed with the Securities and Exchange Commission on December 13, 2005, as amended.(1)

            "Replacement Lender" means a financial institution proposed by the Borrower in accordance with Section 2.10(d) that is reasonably satisfactory to the Agent and which has agreed to acquire and assume all or a part of a Defaulting Lender's Loans and Commitments under Section 2.10(d).

            "Reportable Event" means any of the events described in Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived.

            "Required Lenders" means (i) before the Expiration Date, the Lenders holding more than fifty percent of the aggregate Commitments at such time and
(ii) on and after the Expiration Date, the Lenders holding more than fifty percent of the aggregate unpaid principal amount of the Loans at such time or, if NFBC holds more than fifty percent of the Commitments at such time and there are at least three Lenders, "Required Lenders" means NFBC and one other Lender.

            "Requirement of Law" means (i) the Governing Documents, (ii) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval binding on the Borrower or any of its property.

            "Responsible Officer" means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Controller, the Assistant Controller, the Treasurer or the Assistant Treasurer of the Borrower, as each such term is defined or otherwise used in the bylaws of the Borrower or in any resolution of the Borrower's board of directors, or any other individual designated in writing by the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Borrower as a "Responsible Officer" for purposes hereof.

            "Revolving Credit Loans" has the meaning specified in Section
2.1(a).

            "Revolving Credit Note" has the meaning specified in Section 2.1(c).

            "Settlement" has the meaning specified in Section 2.3(i).

            "Settlement Date" has the meaning specified in Section 2.3(i).

            "Solvent" means, when used with respect to any Person, that as of the date as to which such Person's solvency is to be measured:

----------
      (1) Subject to revision.

                        (i) the fair saleable value of its assets is in excess
            of (A) the total amount of its liabilities (including contingent, subordinated, absolute, fixed, matured, unmatured, liquidated and unliquidated liabilities) and (B) the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured;

                        (ii) it has sufficient capital to conduct its business;
            and

                        (iii) it is able to meet its debts as they mature.

            "Subsidiary" means a corporation or other entity in which the Borrower directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body, or to appoint the majority of the managers of, such corporation or other entity.

            "Termination Event" means (i) a Reportable Event with respect to any Pension Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate or appoint a trustee to administer a Pension Plan; (v) the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvent under Section 4241 or 4245 of ERISA or that intends to terminate or has terminated under Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

            "Type" means a Base Rate Advance or a LIBOR Rate Advance.

            SECTION 1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Article VIII shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the Compliance Certificates required to be delivered pursuant to Section 7.1 shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the Financial Covenants based upon GAAP as in effect on the Closing Date.

            SECTION 1.3 Other Terms; Headings. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code, from time to time in effect in the State of New York (the "Code"), shall have the meanings given in the Code. An Event of

Default shall "continue" or be "continuing" unless and until such Event of Default has been waived or cured within any grace period specified therefor under Section 9.1. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II.
                              THE CREDIT FACILITIES

            SECTION 2.1 The Revolving Credit Loans.

            (a) Each Lender severally agrees, subject to Section 2.5(a) and the other terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to the Borrower, from time to time from the Closing Date to but excluding the Expiration Date, at the Borrower's request to the Agent, in an aggregate principal amount which, after giving effect thereto, would not cause the aggregate principal amount of all outstanding Loans made by such Lender to exceed such Lender's Commitment reduced by such Lender's Pro Rata Share of the amount, if any, by which the Maximum Amount of the Facility exceeds
(i) 85% of Eligible Receivables plus (ii) 65% of Eligible Inventory (not to exceed $40,000,000) less (iii) any reserves established by the Agent in accordance with the terms of this Agreement (the "Borrowing Base"); provided, however, that in no event shall the aggregate amount of the Revolving Credit Loans of all the Lenders outstanding at any time exceed the Maximum Amount of the Facility less the aggregate outstanding principal amount of the CapEx Loans.

            (b) The Agent, at any time in the exercise of its commercially reasonable discretion, may (i) establish and increase (or decrease) reserves against Eligible Receivables and Eligible Inventory for variances in collateral reporting based on tests conducted during examinations of the Collateral and
(ii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Receivables" and "Eligible Inventory" based on information obtained by the Agent from its examination of the Collateral, the books and records of the Borrower, public information and information furnished to the Agent by the Borrower or its Affiliates.

            (c) The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note payable to the order of such Lender, substantially in the form of Exhibit A (as amended, supplemented or otherwise modified from time to time, a "Revolving Credit Note"), executed by the Borrower and delivered to the Agent on the Closing Date. The Revolving Credit Note payable to the order of a Lender shall be in a stated maximum principal amount equal to such Lender's Pro Rata Share of the Maximum Amount of the Facility.

            (d) The Revolving Credit Loans shall be payable in full, with all interest accrued thereon, on the Expiration Date. The Borrower may borrow, repay and reborrow Revolving Credit Loans, in whole or in part, in accordance with the terms hereof.

            SECTION 2.2 CapEx Loans. (a) The Lenders agree, subject to Section
2.5 and the other terms and conditions of this Agreement, to make loans to the Borrower to finance the purchase by the Borrower of Equipment (the "CapEx Loans"), from time to time from the Closing Date to but excluding the date that is six months before the Expiration Date, at the Borrower's request to the Agent, the aggregate principal amount at any time outstanding which shall not exceed the lesser of (i) $15,000,000 and (ii) 80% of the cost of such Equipment (excluding the cost of any software, warranties or other intangible assets related thereto).

            (b) Each CapEx Loan shall be in a minimum principal amount of $3,000,000, and no more than five CapEx Loans may be outstanding at any time.

            (c) The CapEx Loans shall be evidenced by a promissory note payable to the order of each Lender, substantially in the form of Exhibit B (as amended, supplemented or otherwise modified from time to time, the "CapEx Notes"), executed by the Borrower and delivered to each Lender on the Closing Date. The CapEx Note payable to the order of a Lender shall be in a stated maximum principal amount equal to such Lender's Pro Rata Share of $15,000,000.

            (d) The principal amount of each CapEx Loan shall be payable in equal and consecutive monthly installments each in an amount equal to 1.67% of the amount of such CapEx Loan on the first Business Day of each month commencing on the first Business Day following the first anniversary of the Closing Date or, if such CapEx Loan is made after the first anniversary of the Closing Date, on the first Business Day of the month following the month in which such CapEx Loan is made, provided that the entire unpaid principal balance of each CapEx Loan shall be payable in full, with all interest accrued thereon, on the Expiration Date. Amounts repaid on account of a CapEx Loan may not be reborrowed as a CapEx Loan, provided that, (i) to the extent a repayment or prepayment, in whole or in part, of a CapEx Loan creates availability to borrow Revolving Credit Loans, such amounts may be reborrowed as Revolving Credit Loans; and (ii) to the extent any CapEx Loan is repaid or prepaid in full (and not in part), such amounts may be reborrowed as CapEx Loans to finance a different item of Equipment.

            SECTION 2.3 Procedure for Borrowing; Notices of Borrowing; Notices of Continuation; Notices of Conversion; Settlement.

            (a) Each borrowing of Revolving Credit Loans or CapEx Loans (each, a "Borrowing") shall be made on notice, given not later than 12:00 Noon (New York time) on the
third Business Day prior to the date of the proposed Borrowing in the case of a LIBOR Rate Advance, and not later than 12:00 Noon (New York time) on the date of the proposed Borrowing in the case of a Base Rate Advance, by the Borrower to the Agent. Each such notice of a Borrowing shall be by telecopier, substantially in the form of Exhibit E (a "Notice of Borrowing"), specifying therein the requested (i) date of such Borrowing, (ii) Type of Advance comprising such Borrowing, (iii) aggregate principal amount of such Borrowing, (iv) Interest Period, in the case of a LIBOR Rate Advance and (v) whether such requested Borrowing is of a Revolving Credit Loan or a CapEx Loan. In the case of a proposed Borrowing of a CapEx Loan, the Borrower shall deliver with the Notice of Borrowing a copy of the invoice, purchase order, sales agreement or similar document applicable to the Equipment to be financed with the proceeds thereof, which machinery or equipment shall be used or useful in the manufacture or servicing of railcars or reasonably satisfactory to the Agent.

            (b) With respect to any Borrowing consisting of a LIBOR Rate Advance, the Borrower may, subject to the provisions of Section 2.3(d) and so long as all the conditions set forth in Article V have been fulfilled, elect to maintain such Borrowing or any portion thereof as a LIBOR Rate Advance by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the Interest Period then ending. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 Noon (New York time) on the third Business Day prior to the date of any such Continuation by the Borrower to the Agent. Each such notice of a Continuation shall be by telecopier, substantially in the form of Exhibit F (a "Notice of Continuation"), specifying whether the Advance subject to the requested Continuation comprises part (or all) of the Revolving Credit Loans or the CapEx Loans and the requested (i) date of such Continuation, (ii) Interest Period and (iii) aggregate amount of the Advance subject to such Continuation, which shall comply with all limitations on Loans hereunder. Upon the Agent's receipt of a Notice of Continuation, the Agent shall promptly notify each Lender thereof. Unless, on or before 12:00 Noon (New York time) of the third Business Day prior to the expiration of an Interest Period, the Agent shall have received a Notice of Continuation from the Borrower for the entire Borrowing consisting of the LIBOR Rate Advance outstanding during such Interest Period, any amount of such Advance comprising such Borrowing remaining outstanding at the end of such Interest Period (or any unpaid portion of such Advance not covered by a timely Notice of Continuation) shall, upon the expiration of such Interest Period, be Converted to a Base Rate Advance.

            (c) The Borrower may on any Business Day upon notice (each such notice, a "Notice of Conversion") given by the Borrower to the Agent, and subject to the provisions of Section 2.3(d), Convert the entire amount of or a portion of an Advance of one Type into an Advance of another Type; provided, however, that any Conversion of a LIBOR Rate Advance into a Base Rate Advance shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Advance. Each such Notice of Conversion shall be given not later than 12:00 Noon (New York time) on the Business Day prior to the date of any proposed Conversion into a Base Rate Advance and on the third Business Day prior to the date of any proposed Conversion into a LIBOR Rate Advance. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopier, substantially in the form of Exhibit G, specifying (i) the requested date of such Conversion, (ii) the Type of Advance to be Converted, (iii) the requested Interest Period, in the case of a Conversion into a LIBOR Rate Advance, and (iv) the amount of such Advance to be Converted and whether such amount comprises part (or all) of the Revolving

Credit Loans or the CapEx Loans. Upon the Agent's receipt of a Notice of Conversion, the Agent shall promptly notify each Lender thereof. Each Conversion shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

            (d) Anything in subsection (b) or (c) above to the contrary notwithstanding,

                        (i) if, at least one Business Day before the date of any
            requested LIBOR Rate Advance, the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make a LIBOR Rate Advance or to fund or maintain a LIBOR Rate Advance hereunder (including in the case of a Continuation or a Conversion), such Lender shall promptly deliver written notice of such circumstance to the Agent, and the Agent shall promptly deliver such notice to the Borrower, and the right of the Borrower to select a LIBOR Rate Advance for such Borrowing or any subsequent Borrowing (including a Continuation or a Conversion) shall be suspended until the circumstances causing such suspension no longer exist, and any Advance comprising such requested Borrowing shall be a Base Rate Advance;

                        (ii) if, at least one Business Day before the first day
            of any Interest Period, the Agent is unable to determine the LIBOR Rate for LIBOR Rate Advances comprising any requested Borrowing, Continuation or Conversion, the Agent shall promptly give written notice of such circumstance to the Borrower, and the right of the Borrower to select or maintain LIBOR Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance;

                        (iii) if any Lender shall, at least one Business Day
            before the date of any requested Borrowing or Continuation of, or Conversion into, a LIBOR Rate Advance, notify the Agent, which notice the Agent shall promptly deliver to the Borrower, that the LIBOR Rate for Advances comprising such Borrowing, Continuation or Conversion will not adequately reflect the cost to such Lender of making or funding Advances for such Borrowing, the right of the Borrower to select LIBOR Rate Advances shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and any Advance comprising such Borrowing shall be a Base Rate Advance;

                        (iv) there shall not be outstanding at any time more
            than three Borrowings which consist of LIBOR Rate Advances;

                        (v) each Borrowing which consists of LIBOR Rate Advances
            shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof; and

                        (vi) if a Default has occurred and is continuing, no
            LIBOR Rate Advances may be borrowed or continued as such and no Base Rate Advance may be Converted into a LIBOR Rate Advance.

            (e) Each Notice of Borrowing, Notice of Continuation and Notice of Conversion shall be irrevocable and binding on the Borrower. The Borrower agrees to pay to the Agent for the account of the Lenders $300 for each and any (i) default by the Borrower in making a Borrowing of, Conversion into or Continuation of a LIBOR Rate Advance after the Borrower has given notice requesting the same, (ii) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Advance or (iii) making of a payment or prepayment of a LIBOR Rate Advance on a day which is not the last day of an Interest Period with respect thereto.

            (f) Promptly after its receipt of a Notice of Borrowing under
Section 2.3(a), the Agent shall elect, in its sole and absolute discretion, (i) to have the terms of Section 2.3(g) apply to the requested Borrowing or (ii) in the case of a request for Revolving Credit Loans, to make a Loan under Section 2.3(h) to the Borrower in the amount of the requested Borrowing.

            (g) (i) If the Agent shall elect to have the terms of this Section 2.3(g) apply to a requested Borrowing as described in Section 2.3(f)(i), then, promptly after its receipt of a Notice of Borrowing under Section 2.3(a), the Agent shall notify the Lenders in writing (by telecopier or otherwise as permitted hereunder) of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, for the account of the Borrower, at the Agent's Payment Account prior to 2:00 P.M. (New York time), on the Borrowing Date requested by the Borrower. The proceeds of such Borrowing will then be made available to the Borrower by the Agent wire transferring to the Borrower's Account the aggregate of the amounts made available to the Agent by the Lenders, and in like funds as received by the Agent by 2:00 P.M. (New York time), on the requested Borrowing Date.

                  (ii) Unless the Agent receives contrary written notice prior to the date of any proposed Borrowing, the Agent is entitled to assume that each Lender will make available its Pro Rata Share of such Borrowing and, in reliance upon that assumption, but without any obligation to do so, may advance such Pro Rata Share on behalf of such Lender. If and to the extent that such Lender shall not have made such amount available to the Agent, but the Agent has made such amount available to the Borrower, such Lender and the Borrower jointly and severally agree to pay and repay the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is transferred by the Agent to the Borrower's Account until the date such amount is paid or repaid to the Agent, at (A) in the case of the Borrower, the interest rate applicable at such time to such Loan and (B) in the case of each Lender, for the period from the date such amount was wire transferred to the Borrower's Account to (and including) three days after demand therefor by the Agent to such Lender, at the Federal Funds Rate and, following such third day, at the interest rate applicable at such time to such Loan together with all costs and expenses incurred by the Agent in connection therewith. If a Lender shall pay to the Agent any or all of such amount, such amount so paid shall constitute a Revolving Credit Loan or a CapEx Loan, as applicable, by such Lender to the Borrower for purposes of this Agreement.

            (h) If the Agent shall elect, in its sole and absolute discretion, to have the terms of this Section 2.3(h) apply to a requested Borrowing of Revolving Credit Loans (as described in Section 2.3(f)(ii)), the Agent shall make a Loan in the amount of such requested Borrowing (any such Loan made solely by NFBC under this Section 2.3(h) being referred to as an "Agent Loan") available to the Borrower in same day funds by wire transferring such amount to the Borrower's Account by 2:00 P.M. (New York time) on the requested Borrowing Date. Each Agent Loan shall be subject to all the terms and conditions applicable hereunder to the Revolving Credit Loans except that all payments thereon shall be payable to the Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent
Loan). The Agent shall not make any Agent Loan if (i) any one or more of the conditions precedent specified in Section 5.2 will not be satisfied on the requested Borrowing Date for the applicable Borrowing unless the Agent, in its reasonable business judgment, deems the making of such Loan necessary or desirable (A) to preserve or protect the Collateral or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and the other Obligations, or (C) to pay any other amount chargeable to the Borrower under this Agreement or any other Loan Document including, without limitation, costs, fees and expenses as described in Section 11.4 or (ii) the requested Borrowing would cause the aggregate outstanding amount of Revolving Credit Loans and Agent Loans to exceed the Maximum Amount of the Facility (less the aggregate outstanding principal amount of CapEx Loans) or the Borrowing Base on such Borrowing Date, except that the Agent may, in its discretion and without the consent of any of the Lenders, voluntarily permit, for periods of up to thirty consecutive Business Days, the aggregate outstanding amount of the Revolving Credit Loans and the Agent Loans at any time and from time to time to exceed the Borrowing Base by an amount up to the lesser of (A) ten percent (10%) of the Borrowing Base and (B) $2,500,000. For purposes of the preceding sentence, the discretion granted to the Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Borrowing Base was unintentionally exceeded for any reason, including, without limitation, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory," as applicable, becomes ineligible, Collections of Receivables applied to reduce outstanding Loans are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral, all of which involuntary overadvances shall be repaid by the Borrower on demand. The Agent Loans shall be secured by the Collateral, shall constitute Loans and Obligations hereunder and shall bear interest at the rate in effect from time to time applicable to the Revolving Credit Loans comprised of Base Rate Advances, including any increase in such rate that is applicable under Section 4.2. The Agent shall notify each Lender in writing of each Agent Loan as soon as reasonably practicable.


            (i) Each Lender's funded portion of any Loan is intended to be equal at all times to such Lender's Pro Rata Share of all outstanding Loans. Notwithstanding such agreement, the Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that, to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans and the Agent Loans shall take place on a periodic basis in accordance with the following provisions:

                        (i) The Agent shall request settlement ("Settlement")
            with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, with respect to (A) each outstanding Agent Loan and (B) all payments made by the

            Borrower on account of the Loans, in each case by notifying the Lenders of such requested Settlement by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), prior to 12:00 Noon (New York time) on the date of such requested Settlement (any such date being a "Settlement Date").

                        (ii) Each Lender shall make the amount of such Lender's
            Pro Rata Share of the outstanding principal amount of the Agent Loan with respect to which Settlement is requested available to the Agent in same day funds, for itself or for the account of NFBC, to the Agent's Payment Account prior to 2:00 P.M. (New York time), on the Settlement Date applicable thereto, regardless of whether the conditions precedent specified in Section 5.2 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Agent Loan and, together with the portion of such Agent Loan representing NFBC's Pro Rata Share thereof, shall constitute Revolving Credit Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such Settlement Date and thereafter at the interest rate then applicable to Base Rate Loans.

                        (iii) Notwithstanding the foregoing, not more than one
            Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default), each Lender (other than NFBC) shall irrevocably and unconditionally purchase and receive from the Agent, without recourse or warranty, an undivided interest and participation in such Agent Loan to the extent of such Lender's Pro Rata Share thereof, by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such Agent Loan, regardless of whether the conditions precedent specified in Section 5.2 have then been satisfied. If such amount is not made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after such demand and thereafter at the interest rate then applicable to the Revolving Credit Loans for Base Rate Advances, including any increase in such rate that is applicable under Section 4.2.

                        (iv) From and after the date, if any, on which any
            Lender purchases an undivided interest and participation in an Agent Loan under clause (iii) above, the Agent shall promptly distribute to such Lender such Lender's Pro Rata Share of all payments of principal and interest received by the Agent in respect of such Agent Loan.

            SECTION 2.4 Application of Proceeds. The proceeds of the Revolving Credit Loans shall be used by the Borrower for its general working capital purposes, to fund loans to and investments in Affiliates of the Borrower to the extent permitted under Section 7.2(d), to pay dividends to the extent permitted under Section 9.2(c)(H), to finance capital expenditures, to repay the Borrower's Indebtedness under the Original Loan Agreement and to pay expenses incurred by the Borrower in connection herewith. The proceeds of the CapEx Loans shall be used by the Borrower to finance the purchase of Equipment.

            SECTION 2.5 Maximum Amount of the Facility; Mandatory Prepayments; Optional Prepayments.

            (a) In no event shall the sum of (i) the aggregate outstanding principal balances of the Revolving Credit Loans and the Agent Loans exceed the lesser of (A) the Borrowing Base and (B) the Maximum Amount of the Facility less the aggregate outstanding principal amount of the CapEx Loans, (ii) the aggregate outstanding principal balance of the CapEx Loans exceed the lesser of
(A) 80% of the costs of the Equipment financed with the proceeds of the CapEx Loans (excluding the cost of any software, warranties or other intangible assets related thereto) and (B) $15,000,000 or (iii) the aggregate outstanding principal balances of the Loans exceed the Maximum Amount of the Facility.

            (b) In addition to any prepayment required as a result of an Event of Default hereunder, the Loans shall be subject to mandatory prepayment as follows:

                        (i) immediately upon discovery by or notice to the
            Borrower that any of the lending limits set forth in Sections 2.1(a), 2.2(a) or 2.5(a) has been exceeded, an amount sufficient to reduce the outstanding balances of the Loans to the applicable maximum allowed amount shall become due and payable by the Borrower without the necessity of a demand by the Agent or any Lender;

                        (ii) the outstanding principal amount of the CapEx Loans
            shall be immediately prepaid by an amount equal to 100% of all Net Cash Proceeds, which shall be applied to the outstanding installments under the CapEx Loans in inverse order of maturity; and

                        (iii) the entire outstanding principal amount of the
            Loans, together with all accrued and unpaid interest thereon and all fees, costs and expenses payable by the Borrower hereunder, shall become due and payable on the Expiration Date.

            (c) The Borrower may prepay any or all of the Loans, without penalty or premium, subject to Section 2.3(e)(iii). Amounts prepaid on account of a CapEx Loan (i) shall be applied to the installments under such CapEx Loan in inverse order of maturity and (ii) may not be reborrowed as a CapEx Loan, provided that, (A) to the extent a repayment or prepayment, in whole or in part, of a CapEx Loan creates availability to borrow Revolving Credit Loans, such amounts may be reborrowed as Revolving Credit Loans; and (B) to the extent any CapEx Loan is repaid or prepaid in full (and not in part), such amounts may be reborrowed as CapEx Loans to finance a different item of Equipment.

            SECTION 2.6 Maintenance of Loan Account; Statements of Account. The Agent shall maintain an account on its books in the name of the Borrower (the "Loan Account") in which the Borrower will be charged with all Loans and Advances made by each Lender to the Borrower or for the Borrower's account, including the Revolving Credit Loans, the Agent Loans, the CapEx Loans, interest, fees, expenses and any other Obligations. The Loan Account will be credited with all amounts received by the Agent from the Borrower or for the Borrower's account, including, as set forth below, all amounts received from the Blocked Account Banks. The Agent shall send the Borrower a monthly statement reflecting the activity in the Loan Account. Each such statement shall be an account stated and shall be final, conclusive and binding on the Borrower, absent manifest error.

            SECTION 2.7 Collection of Receivables. The Borrower currently maintains and continue to maintain one or more blocked accounts (each, a "Blocked Account") at all times. Upon notice given by the Agent to the Borrower at any time after the occurrence of an Availability Event or, in the Agent's discretion, during the continuation of an Event of Default (a "Blocked Account Notice"), unless and until the Agent revokes such Blocked Account Notice in writing, the Borrower shall promptly remit to a Blocked Account all Collections including all checks, drafts and other documents and instruments evidencing remittances in payment (collectively, "Items of Payment"). The Borrower, the Agent and a Blocked Account Bank shall enter into an agreement, in form and substance satisfactory to the Agent, the Borrower and such Blocked Account Bank (as amended, supplemented or otherwise modified from time to time, a "Blocked Account Agreement"), which, among other things, shall provide for the opening of a Blocked Account for the deposit of Collections at such Blocked Account Bank. At all times after the delivery of a Blocked Account Notice (unless and until the Agent revokes such Blocked Account Notice in writing), all Collections and other amounts received by the Borrower from any account debtor, in addition to all other cash proceeds of the Collateral, shall upon receipt be deposited into a Blocked Account. The Agent will credit all such payments to the Loan Account, conditional upon final collection; credit will be given only for cleared funds received prior to 2:00 P.M. (New York time) by the Agent at its account at North Fork Bank, Melville, New York (Account #3124059415), or such other bank as the Agent may designate; provided, however, that for purposes of calculating interest due to the Lenders, credit will be given to collections one Business Day after receipt of cleared funds. In all cases, the Loan Account will be credited only with the net amounts actually received in payment of their Receivables. The Borrower will not commingle any Items of Payment with any of its other funds or property, but will segregate them from its other assets and will hold them in trust and for the account and as the property of the Agent. At any time (i) after the delivery of a Blocked Account Notice (unless and until the Agent revokes such Blocked Account Notice in writing) or (ii) during the continuation of an Event of Default, the Borrower shall endorse any Items of Payment upon the request of the Agent. Items of Payment will be processed in accordance with the Blocked Account Agreements.


            SECTION 2.8 Term. The term of this Agreement shall be for a period from the Closing Date to but not including the Expiration Date unless sooner terminated in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Borrower shall have no right to terminate this Agreement at any time that any principal of or interest on any of the Loans is outstanding, except upon prepayment of all Obligations.


            SECTION 2.9 Payment Procedures.

            (a) The Borrower hereby authorizes the Agent to charge the Loan Account with the amount of all principal, interest, fees, expenses and other payments to be made hereunder and under the other Loan Documents. The Agent may, but shall not be obligated to, discharge the Borrower's payment obligations hereunder by so charging the Loan Account.

            (b) Each payment by the Borrower on account of principal, interest, fees or expenses hereunder shall be made to the Agent for the benefit of the Agent and the Lenders according to the their respective rights thereto. All payments to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 2:00 P.M. (New York time) on the due date thereof to the Agent, for the account of the Lenders according to their Pro Rata Shares (except as expressly otherwise provided), at the Agent's Payment Account in immediately available funds. Except for payments which are expressly provided to be made (i) for the account of the Agent only or
(ii) under the settlement provisions of Section 2.3(i), the Agent shall distribute all payments to the Lenders on the Business Day following receipt in like funds as received. Notwithstanding anything to the contrary contained in this Agreement, if a Lender exercises its right of setoff under Section 11.3 or otherwise, any amounts so recovered shall promptly be shared by such Lender with the other Lenders according to their respective Pro Rata Shares.

            (c) The Agent shall apply all amounts received by it on account of the Obligations from the Borrower, from the Blocked Account Banks or from any other source first, to fees, costs and expenses, second, to interest and third, to the principal amount of the Obligations, except that, during the continuance of an Event of Default, the Agent may, with the consent of the Required Lenders, apply such amounts to such of the Obligations and in such order as it may elect in its sole and absolute discretion.

            (d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day (except as specified in clause (ii) of the definition of Interest Period) and such extension of time shall be included in the computation of the amount of interest due hereunder.

            SECTION 2.10 Defaulting Lenders.

            (a) A Lender that (i) fails to pay the Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf or (ii) fails to pay any other amount owing by it to the Agent hereunder, is a defaulting lender (a "Defaulting Lender"). The Agent may recover all such amounts owing by a Defaulting Lender on demand.

            (b) The failure of any Lender to fund its Pro Rata Share of any Borrowing shall not relieve any other Lender of its obligation to fund its Pro Rata Share of such Borrowing. Conversely, no Lender shall be responsible for the failure of another Lender to fund such other Lender's Pro Rata Share of a Borrowing.

            (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a Lender and such Lender's Commitment or Loans made by it, as applicable, for such purposes shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (i) the Defaulting Lender has paid all amounts required to be paid to the Agent hereunder or (ii) the Required Lenders, the Agent and the Borrower shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender or to relieve or excuse the performance by any of the Borrower of its duties and obligations hereunder.

            (d) The Borrower may, by notice (a "Replacement Notice") in writing to the Agent and a Defaulting Lender, (i) request such Defaulting Lender to cooperate with the Borrower in obtaining a Replacement Lender for such Defaulting Lender; (ii) request the non-Defaulting Lenders to acquire and assume all or a portion of such Defaulting Lender's Loans and Commitment, but none of such Lenders shall be obligated to do so; or (iii) propose a Replacement Lender. If a Replacement Lender shall be accepted by the Agent or one or more of the non-Defaulting Lenders shall agree to acquire and assume all or part of a Defaulting Lender's Loans and Commitment, then such Defaulting Lender shall assign, in accordance with Section 11.7, all or part, as the case may be, of its Loans, Commitment, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Lender or non-Defaulting Lenders, as the case may be, in exchange for payment of the principal amount of the Loans so assigned and all interest and fees accrued on such amount so assigned; provided, however, that (i) such assignment shall be on the terms and conditions set forth in Section 11.7, and (ii) prior to any such assignment, the Borrower shall have (A) paid to such Defaulting Lender all amounts properly demanded and theretofore unpaid by the Borrower under the second sentence of
Section 2.3(e) (less costs and expenses incurred by the Borrower directly as a result of the actions of the Defaulting Lender in violation of this Agreement) and (B) paid to the Agent all amounts properly demanded and theretofore unpaid by the Borrower under Article IV. If the Replacement Lender and the non-Defaulting Lenders shall only be willing to acquire less than all of a Defaulting Lender's outstanding Loans and Commitment, the Commitment of such Defaulting Lender shall not terminate, but shall be reduced proportionately, and such Defaulting Lender shall continue to be a "Lender" hereunder with a reduced Commitment and Pro Rata Share. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Lender, non-Defaulting Lenders and Defaulting Lender, as the case may be, in exchange for the Notes of such Defaulting Lender theretofore outstanding, and such Replacement Lender shall, if not already a Lender, become a "Lender" for all purposes under this Agreement and the other Loan Documents.

            SECTION 2.11 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Obligations payable to such Lender hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations to (ii) the aggregate amount of the Obligations payable to all Lenders hereunder at such time), such Lender shall forthwith purchase from the other Lenders such participations in the Obligations payable to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.12 Publicity. The Agent or any Lender may, with the consent of the Borrower (which shall not be unreasonably withheld or delayed), publish a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. The Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to the Borrower for review and comment before the publication thereof. The Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

                                  ARTICLE III.
                                    SECURITY

            SECTION 3.1 General. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, the Borrower hereby grants to the Agent for the ratable benefit of the Lenders a lien on and security interest in all of its right, title and interest in and to the Collateral, wherever located, whether now owned or hereafter acquired, and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether in the form of cash or other property) and products thereof including, without limitation, all proceeds of insurance covering the same and all tort claims in connection therewith. As further security for the Obligations, and to provide other assurances to the Agent and the Lenders, the Agent and the Lenders shall receive, among other things, the Blocked Account Agreements and any agreements or documentation the Agent determines, in its sole discretion, that are necessary or desirable to perfect the Agent's lien on the Collateral including, without limitation, any Equipment financed with proceeds of any CapEx Loans. This Agreement shall constitute a security agreement for purposes of the Code.

            SECTION 3.2 Recourse to Security. Recourse to security shall not be required for any Obligation hereunder and the Borrower hereby waives any requirement that the Agent or the Lenders exhaust any right or take any action against any of the Collateral before proceeding to enforce the Obligations against the Borrower.

            SECTION 3.3 Special Provisions Relating to Inventory.

            (a) All Inventory. The security interest in the Inventory granted to the Agent hereunder shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title and warehouse receipts, and to proceeds resulting from the sale or other disposition of such Inventory. Until all of the Obligations have been satisfied and the Commitments have been terminated, the Agent's security interest in such Inventory and in all proceeds thereof shall continue in full force and effect and, if an Event of Default is continuing, the Agent shall have the right to take physical possession of such Inventory and to maintain it on the premises of the Borrower, in a public warehouse, or at such other place as the Agent may deem appropriate. If the Agent exercises such right to take possession of such Inventory, the Borrower will, upon demand, and at the Borrower's cost and expense, assemble such Inventory and make it available to the Agent at a place or places convenient to the Agent.

            (b) No Liens. All Inventory of the Borrower shall be maintained at the locations therefor shown on Schedule 6.1(b), except for Inventory moved from such locations solely for the purpose of sale in the ordinary course of the Borrower's business and Inventory in transit in the ordinary course of the Borrower's business.

            (c) Further Assurances. The Borrower will, upon the Agent's request, perform any and all steps that are necessary to perfect the Agent's security interests in the Borrower's Inventory including, without limitation, placing and maintaining signs, executing and filing financing or continuation statements in form and substance satisfactory to the Agent, maintaining stock records and conducting lien searches. In each case, the Borrower shall take such action as promptly as possible after requested by the Agent but in any event within five Business Days after any such request is made except that the Borrower shall take such action immediately upon the Agent's request following the occurrence of an Event of Default. If the Borrower's Inventory is in the possession or control of any Person other than a purchaser in the ordinary course of business or a public warehouseman where the warehouse receipt is in the name of or held by the Agent, the Borrower shall notify such Person of the Agent's security interest therein and, upon request, instruct such Person to acknowledge in writing its agreement to hold all such Inventory for the benefit of the Agent and subject to the Agent's instructions. If so requested by the Agent, the Borrower (as promptly as possible after requested by the Agent but in any event within five Business Days after any such request is made) will deliver (i) to the Agent warehouse receipts covering any of the Borrower's Inventory located in warehouses showing the Agent as the beneficiary thereof and (ii) to the warehouseman such agreements relating to the release of warehouse Inventory as the Agent may request. If so requested by the Agent, the Borrower shall execute and deliver to the Agent a confirmatory written instrument, in form and substance satisfactory to the Agent, listing all its Inventory, but any failure to execute or deliver the same shall not limit or otherwise affect the Agent's security interest in and to such Inventory.

            (d) Inventory Records. The Borrower shall maintain full, accurate and complete records of its Inventory describing the kind, type and quantity of such Inventory and the Borrower's cost therefor, withdrawals therefrom and additions thereto, including a perpetual inventory for raw materials, work in process and finished goods.

            SECTION 3.4 Special Provisions Relating to Receivables.

            (a) Invoices, Etc. If an Event of Default or Availability Event is continuing, on the Agent's request therefor, the Borrower shall furnish to the Agent (i) the originals of all promissory notes and other instruments in favor of the Borrower, (ii) copies of invoices to customers and shipping and delivery receipts or warehouse receipts thereof, (iii) the originals of all letters of credit in its favor, (iv) such endorsements or assignments related to such letters of credit, notes, and instruments as the Agent may reasonably request and (v) the written consent of the issuer of any letter of credit to the assignment of the proceeds of such letter of credit by the Borrower to the Agent.

            (b) Records, Collections, Etc. The Borrower shall promptly report all customer credits to the Agent. The Borrower shall notify the Agent of all returns and of all claims asserted with respect to merchandise, in each case with a value in excess of $5,000,000. The Borrower shall promptly report to the Agent each such return, providing the Agent with a description of the returned item. The Borrower shall not, without the Agent's prior written consent, settle or adjust any dispute or claim, or grant any discount (except ordinary trade discounts), credit or allowance or accept any return of merchandise, except in the ordinary course of its business. During the continuance of an Event of Default, the Agent may (i) settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable and (ii) notify account debtors on the Borrower's Receivables that such Receivables have been assigned to the Agent, and that payments in respect thereof shall be made directly to the Agent. Where the Borrower receives collateral of any kind or nature by reason of transactions between itself and its customers or account debtors, the Borrower will hold the same on the Agent's behalf, subject to the Agent's instructions, and as property forming part of the Borrower's Receivables. Where the Borrower sells goods or services to a customer which also sells goods or services to it or which may have other claims against it, the Borrower will so advise the Agent immediately to permit the Agent to establish a reserve therefor. The Borrower shall maintain a record of its electronic chattel paper that identifies the Agent as the assignee thereof and otherwise in a manner such that the Agent has control over such chattel paper for purposes of the Code.

            (c) Excluded Receivables. Excluded Receivables shall not be governed by this Section 3.4.

            SECTION 3.5 Special Provisions Relating to Equipment.

            (a) Location. Each item of Equipment of the Borrower financed with the proceeds of CapEx Loans will be kept at the location therefor shown on
Schedule 6.1(b) and may not be moved without the prior written consent of the Agent except to another location of the Borrower specified for it on Schedule 6.1(b). The Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type, age and condition of its Equipment financed with the proceeds of CapEx Loans, the Borrower's cost therefor and accumulated depreciation thereof, and retirements, sales, or other dispositions thereof, all of which records shall be available during the Borrower's usual business hours on demand to any of the officers, employees or agents of the Agent.

            (b) Repair. The Borrower shall keep all of its Equipment that was purchased with the proceeds of CapEx Loans in a state of repair and operating condition in accordance with industry standards, in each case with ordinary wear and tear excepted and will not waste or destroy it or any part thereof. The Borrower will use or cause its Equipment to be used in accordance with law and the manufacturer's instructions. The Borrower shall keep its Equipment separate from, and will not annex or affix any of its Equipment to, any part of any Property or any other realty if in so doing the Equipment would become so much a part of real estate that the security interest therein would become unperfected without the filing of a fixture filing, in which case the Borrower shall, at least ten days before so annexing or affixing such Equipment, notify the Agent and cooperate with the preparation and filing of such a fixture filing in favor of the Agent before so annexing or affixing such Equipment.

            (c) Disposal. Where the Borrower is permitted to dispose of any of its Equipment under this Agreement or by any consent thereto hereafter given by the Agent, the Borrower shall do so at arm's length and in good faith.

            SECTION 3.6 Continuation of Liens, Etc. The Borrower shall defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein, other than claims relating to Liens permitted by the Loan Documents. The Borrower agrees to comply with the requirements of all state and federal laws to grant to the Agent valid and perfected first priority security interests in the Collateral, subject only to Permitted Liens. The Agent is hereby authorized by the Borrower, during the continuance of an Event of Default, to sign the Borrower's name on any document or instrument as may be necessary or desirable to establish and maintain the Liens covering the Collateral and the priority and continued perfection thereof or file any financing or continuation statements or similar documents or instruments covering the Collateral whether or not the Borrower's signature appears thereon. The Borrower agrees, from time to time, at the Agent's request, to file notices of Liens, financing statements, similar documents or instruments, and amendments, renewals and continuations thereof, and cooperate with the Agent's representatives, in connection with the continued perfection (and the priority status thereof) and protection of the Collateral and the Agent's Liens thereon. The Borrower agrees that the Agent may file a carbon, photographic or other reproduction of this Agreement (or any financing statement related hereto) as a financing statement.

            SECTION 3.7 Power of Attorney. In addition to all of the powers granted to the Agent in this Article III, the Borrower hereby appoints and constitutes the Agent as the Borrower's attorney-in-fact to sign the Borrower's name on any of the documents, instruments and other items described in Section 3.6, to make any filings under the Uniform Commercial Code covering any of the Collateral, and to request at any time from customers indebted on its Receivables verification of information concerning such Receivables and the amount owing thereon (provided that any verification prior to an Event of Default shall not contain the Agent's name), and, during the continuance of an Event of Default, (i) to convey any item of Collateral to any purchaser thereof and (ii) to make any payment or take any act necessary or desirable to protect or preserve any Collateral. The Agent's authority hereunder shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, to transfer title to any item of Collateral and to take any other actions arising from or incident to the powers granted to the Agent under this Agreement. This power of attorney is coupled with an interest and is irrevocable, provided that it shall terminate upon the payment and satisfaction of all Obligations in full and the termination of the Commitments.

                                   ARTICLE IV.
                           INTEREST, FEES AND EXPENSES

            SECTION 4.1 Interest. The Borrower shall pay to the Agent for the ratable benefit of the Lenders, interest on the Advances, payable monthly in arrears on the first day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, at the following rates per annum:

            (a) Base Rate Advances. If such Advance is a Base Rate Advance, at a fluctuating rate which is equal to (i) the Base Rate then in effect less (ii)
(A) 0.50% in the case of a Revolving Credit Loan or (B) 0.25% in the case of a CapEx Loan, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

            (b) LIBOR Rate Advances. If such Advance is a LIBOR Rate Advance, at a rate which is equal at all times during the Interest Period for such LIBOR Rate Advance to (i) the LIBOR Rate plus (ii) (A) 1.50% in the case of a Revolving Credit Loan or (B) 1.75% in the case of a CapEx Loan.

            SECTION 4.2 Interest After Event of Default. From the date of occurrence of any Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been cured or waived, interest on the Loans shall be payable on demand at a rate per annum equal to the rate that would be otherwise applicable thereto under Section 4.1 plus up to an additional two percent (2%).

            SECTION 4.3 Agent's and Closing Fees. On the Closing Date, the Borrower shall pay to the Agent, for its own account and for the ratable benefit of the Lenders, the non-refundable fees specified in the Fee Letter.

            SECTION 4.4 Unused Line Fee. The Borrower shall pay to the Agent for the ratable benefit of the Lenders on the first day of each month, commencing with the month immediately following the Closing Date, and on the Expiration Date, in arrears, an unused line fee equal to three-eighths of one percent (.375%) per annum of the difference, if positive, between (i) the Maximum Amount of the Facility and (ii) the average daily aggregate outstanding amount of the Loans.

            SECTION 4.5 Calculations. All calculations of interest and fees hereunder shall be made by the Agent on the basis of a year of 360 days for the actual number of days elapsed in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate, fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 4.6 Indemnification in Certain Events. If, after the Closing Date, (i) any change in or in the interpretation of any law or regulation is introduced including, without limitation, with respect to reserve requirements, applicable to any Lender or any other banking or financial institution from which any Lender borrows funds or obtains credit, (ii) any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause
(iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) and (iii) increases the cost to such Lender of funding or maintaining the Loans, or reduces the amount receivable in respect thereof by such Lender, then the Borrower shall, upon demand by the Agent, pay to the Agent for the benefit of such Lender additional amounts sufficient to indemnify such Lender against such increase in cost or reduction in amount receivable. Each Lender agrees that, if it becomes aware of the occurrence of any such event or condition that would cause it to incur any material increased cost to fund or maintain the Loans or that would reduce the amount receivable in respect thereof in any material respect, it will notify the Agent (and the Agent will notify the Borrower) as promptly as practicable of such event or condition and will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender in a manner such that the additional amounts which would otherwise be required to be paid hereunder would be materially reduced, in each case so long as, in such Lender's reasonable discretion, the making, funding or maintaining of such Loans in such other manner would not otherwise materially adversely affect such Loans or such Lender. If the Borrower shall receive notice from the Agent that amounts are due to a Lender hereunder, the Borrower may, upon at least five Business Days' prior written notice to such Lender and the Agent, but not more than sixty days after receipt of notice from the Agent, identify to the Agent an Eligible Assignee acceptable to the Borrower and the Agent, which will purchase from such Lender the Commitment, the amount of outstanding Loans, and the Notes held by such Lender and such Lender shall thereupon assign its Commitment, any Loans owing to such Lender, and the Notes held by such Lender to such Eligible Assignee in accordance with Section 2.10.

            SECTION 4.7 Taxes.

            (a) Subject to Section 4.7(e), any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interest and all other liabilities with respect thereto ("Taxes"), excluding any taxes imposed on the net income of the recipient of such payment (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on such recipient by any applicable jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan to or for the benefit of the Agent or any Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 4.7) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and
(C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar taxes or levies that arise at any time or from time to time (i) from any payment made under any and all Loan Documents, or (ii) from the execution or delivery by the Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent of its rights under, any and all Loan Documents (hereinafter referred to as "Other Taxes").

            (c) Within thirty days after the date of any payment of Taxes or Other Taxes, the Borrower will, upon request, furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.7 shall survive the indefeasible payment in full of the Obligations.

            (e) Each Person which acquires (including as a result of the entering into of this Agreement or the making of a Loan) an interest in this Agreement or any Loan, on or prior to the effective date of such acquisition, will deliver to the Borrower and the Agent two valid, duly completed copies of such documentation (including, without limitation, IRS Form W-9, W-8BEN or W-8EC1 or any applicable successor form), as is required to establish that such Person is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of United States federal income tax and to establish an exemption from United States backup withholding tax. Each Person that delivers to the Borrower and the Agent a Form W-9, W-8BEN or W-8EC1, or any other required form, pursuant to the preceding sentence, further undertakes to deliver two further copies of such Form, or applicable successor forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent, certifying (A) in the case of a Form W-8BEN or W-8EC1, that such Tax Transferee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Person from duly completing and delivering any such form with respect to it, and such Person advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax or (B) in the case of a Form W-9, establishing an exemption from United States backup withholding tax. If the Agent, a Lender or any other Person fails to comply with this Section 4.7(e), such Person shall not be entitled to the benefits of Section 4.7(a).

                                   ARTICLE V.
                              CONDITIONS OF LENDING

            SECTION 5.1 Conditions to Initial Loan. The obligation of the Lenders to make the initial Loan is subject to the satisfaction of the following conditions prior to or concurrent with such initial Loan:

            (a) the Agent shall have received the following, each dated the date of the initial Loan or as of an earlier date acceptable to the Agent, in form and substance satisfactory to the Agent and its counsel:

                      (i)     the Notes, each duly executed by the Borrower;

                      (ii) each Blocked Account Agreement, duly executed by the Borrower and the Blocked Account Bank party thereto;

                      (iii) acknowledgment copies of Uniform Commercial Code
            financing statements (naming the Agent as secured party and the Borrower as debtor) and duly authorized release or termination statements, duly filed in all jurisdictions that the Agent deems necessary or desirable to perfect and protect the Liens created hereunder;

                      (iv) completed requests for information, dated on or
            before the date of the initial Loan, listing all effective financing statements filed in the jurisdictions referred to in clause (iii) above and in all other jurisdictions that the Agent deems necessary or desirable to confirm the priority of the Liens created hereunder, that name the Borrower as debtor, together with copies of such financing statements;

                      (v)     a completed perfection certificate,
            substantially in the form of Exhibit I, signed by a Responsible Officer of the Borrower;

                      (vi) an initial Borrowing Base Certificate, duly executed by a Responsible Officer;

                      (vii) (A) unaudited Financial Statements of the Borrower
            for the nine-month period ended September 30, 2005, certified by a Responsible Officer, and (B) a certificate executed by a Responsible Officer certifying that, from September 30, 2005 until the Closing Date, no change, event, occurrence or development or event involving a prospective change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower has occurred which has had or could reasonably be expected to have a Material Adverse Effect, and that all information provided by or on behalf of the Borrower to the Agent hereunder or in connection herewith is true and correct in all material respects;

                      (viii) an opinion of counsel for the Borrower covering
            such matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require, which such counsel is hereby requested by the Borrower to provide;

                      (ix) certified copies of all policies of insurance
            required by this Agreement and the other Loan Documents, together with loss payee endorsements for all such policies naming the Agent as lender loss payee and an additional insured;

                      (x) copies of the Governing Documents of the Borrower and
            a copy of the resolutions of the Board of Directors (or similar evidence of authorization) of the Borrower authorizing the execution, delivery and performance of this Agreement, the other Loan Documents to which the Borrower is or is to be a party, and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) that such copies of the Governing Documents and resolutions (or similar evidence of authorization) relating to the Borrower are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party;

                      (xi) a certified copy of a certificate of the Secretary of
            State of the state of incorporation of the Borrower, dated within fifteen days of the Closing Date, listing the certificate of incorporation of the Borrower and each amendment thereto on file in such official's office and certifying that (A) such amendments are the only amendments to such certificate of incorporation on file in that office, (B) the Borrower has paid all franchise taxes to the date of such certificate and (C) the Borrower is in good standing in that jurisdiction;

                      (xii) a good standing certificate from the Secretary of
            State of each state in which the Borrower is qualified as a foreign corporation, each dated within fifteen days of the Closing Date;

                      (xiii) a Collateral Access Agreement for each parcel of
            Property specified in Schedule 6.1(b) and with respect to any Collateral in the possession of any Person other than the Borrower (in each case other than with respect to which the Agent has established a reserve as provided in the definition of "Eligible Inventory"), duly executed by each Person in possession of such Collateral or with a Lien on or other interest in such parcel of Property;

                      (xiv)   the Fee Letter, duly executed by the Borrower;

                      (xv) the repayment in full of all loans and other
            obligations outstanding under the Original Loan Agreement, which repayment may be from the proceeds of the initial Revolving Credit Loans made hereunder or the IPO;

                      (xvi)   the Business Plan;

                      (xvii) evidence satisfactory to the Agent that the IPO has been consummated substantially in accordance with the Registration Statement and that the net proceeds of the IPO have been used in a manner described in the Registration Statement, to repay the Borrower's obligations under the Original Loan Agreement and the internal revenue bonds issued by the Borrower and to redeem the Borrower's preferred stock (and the Agent and the Lenders agree that, notwithstanding any covenants herein, the use of such net proceeds of the IPO in accordance with the Registration Statement shall not constitute a violation hereof or Event of Default hereunder); and

                      (xviii) such other agreements, instruments, documents and
            evidence as the Agent deems necessary in its reasonable discretion in connection with the transactions contemplated hereby.

            (b) There shall be no pending or, to the knowledge of the Borrower, threatened litigation, proceeding, inquiry or other action (i) seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement or the other Loan Documents or
(ii) which affects or could affect the business, operations, assets, liabilities or condition (financial or otherwise) of the Borrower, except, in the case of clause (ii), where such litigation, proceeding, inquiry or other action could not reasonably be expected to have a Material Adverse Effect.

            (c) The Borrower shall have paid (i) all reasonable legal, audit and background investigation fees of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and (ii) the fees payable under the Fee Letter and all other fees referred to in this Agreement that are required to be paid on the Closing Date.

            (d) Except for the filing of the financing and termination statements under the Code specified in Section 5.1(a)(iii), no consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or the continuing operations of the Borrower following the consummation of such transactions.

            (e) The Agent and its counsel shall have performed (i) a review reasonably satisfactory to the Agent of all of the material contracts and other assets (including, without limitation, leases of operating facilities) of the Borrower, the financial condition of the Borrower, including all of its tax, litigation, environmental and other potential contingent liabilities, the corporate and capital structure of the Borrower and the cash management and management information systems of the Borrower, (ii) a pre-closing audit and collateral review and (iii) reviews and investigations of such other matters as the Agent and its counsel reasonably deem appropriate, in each case with results satisfactory to the Agent.

            (f) The Borrower shall be in compliance with all Requirements of Law and its material contracts, other than such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

            (g) The Liens in favor of the Agent shall have been duly perfected and shall constitute first priority Liens, and the Collateral shall be free and clear of all Liens other than Liens in favor of the Agent and Permitted Liens.

            (h) After giving effect to all Revolving Credit Loans and CapEx Loans to be made on the Closing Date, the difference between (i) the lesser of
(A) (I) the Borrowing Base plus (II) 80% of the cost of the Equipment financed with the proceeds of CapEx Loans made on the Closing Date (excluding the cost of any software, warranties or other intangible assets related thereto) and (B) the Maximum Amount of the Facility and (ii) the aggregate outstanding amount of such Loans shall exceed $10,000,000.

            SECTION 5.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent:

            (a) all representations and warranties contained in this Agreement (other than under Section 6.1(g) and any representations and warranties that relate solely to another date, in which case such representations and warranties shall have been true and correct in all material respects as of such other date) and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan as if then made;

            (b) no Default or Event of Default shall have occurred and be continuing or would result from the making of the requested Loan as of the date of such request; and

            (c) no Material Adverse Effect shall have occurred and be continuing since the Closing Date.

                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

            SECTION 6.1 Representations and Warranties of the Borrower; Reliance by the Lenders. The Borrower represents and warrants as of the date hereof (or as of any date hereafter as contemplated in Section 5.2(a) or subsection (j) hereof) as follows:

            (a) Organization, Good Standing and Qualification. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has the corporate power and authority to own its properties and assets and to transact the businesses in which it presently is engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is engaged in business, except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.
Schedule 6.1(a) specifies the jurisdiction in which the Borrower is organized and all jurisdictions in which the Borrower is qualified to do business as a foreign corporation as of the Closing Date and sets forth the exact correct legal name of the Borrower as specified in the public record of the State of Delaware.

            (b) Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office of the Borrower is, and the books and records of the Borrower and all of its chattel paper and records of Receivables are maintained exclusively in the possession of the Borrower at, the address of the Borrower specified in Schedule 6.1(b). There is no location at which the Borrower maintains any Collateral other than the locations specified for it in Schedule 6.1(b). Schedule 6.1(b) specifies all Property of the Borrower, and indicates whether each location specified therein is leased or owned by the Borrower.

            (c) Authority. It has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All corporate action necessary for the execution, delivery and performance by it of the Loan Documents to which it is a party (including the consent of shareholders where required) has been taken.

            (d) Enforceability. This Agreement is and, when executed and delivered, each other Loan Document to which it is a party, will be, the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity.

            (e) No Conflict. The execution, delivery and performance by it of each Loan Document to which it is a party do not and will not contravene (i) any of the Governing Documents of the Borrower, (ii) any Requirement of Law or (iii) any contract of the Borrower listed as an exhibit to the Registration Statement and will not result in the imposition of any Liens upon any of its properties except in favor of the Agent.

            (f) Consents and Filings. No consent, authorization or approval of, or filing with or other act by, any shareholders of the Borrower, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of the Borrower following such consummation, except for the filing of financing and termination statements under the Code.

            (g) Subsidiaries. The capital stock of the Borrower's Subsidiaries is owned by the Persons and in the amounts specified in Schedule 6.1(g).

            (h) Solvency. It is Solvent and will be Solvent upon the completion of all transactions contemplated to occur on or before the Closing Date (including, without limitation, the Loans to be made on the Closing Date).

            (i) Financial Data. It has provided to the Agent complete and accurate copies of its annual audited Financial Statements for the fiscal year ended December 31, 2004, and unaudited Financial Statements for the nine-month period ended September 30, 2005. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial position, results of operations and cash flows of the Borrower for each of the periods covered. It has no Contingent Obligation or liability for taxes, unrealized losses, unusual forward or long-term commitments or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. During the period from September 30, 2005 to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of the Borrower at September 30, 2005. Since September 30, 2005, (i) there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect and (ii) none of the capital stock of the Borrower has been redeemed, retired, purchased or otherwise acquired for value by the Borrower except as specified in the Registration Statement.

            (j) Accuracy and Completeness of Information. All data, reports and information (other than preliminary or draft data, reports or information) heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower in writing to the Agent or the Auditors for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time. There are no facts now known to any Responsible Officer of the Borrower which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or in any certificate, opinion or other written statement previously furnished by the Borrower to the Agent.

            (k) No Joint Ventures or Partnerships. It is not engaged in any joint venture or partnership with any other Person except that Ohio Casting LLC is engaged in the joint venture specified in Schedule 6.1(g).

            (l) Corporate and Trade Name. During the past five years, the Borrower has not been known by or used any other corporate trade or fictitious name except for its name as set forth in the introductory paragraph and on the signature page of this Agreement, which is the exact correct legal name of the Borrower.

            (m) No Actual or Pending Material Modification of Business. Except as specified in the Registration Statement, there exists no actual or, to the best of the Borrower's knowledge after due inquiry, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower with any customer or group of customers which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

            (n) Investment Company. It is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans or the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by this Agreement or the other Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (o) Margin Stock. It does not own any "margin stock" as that term is defined in Regulation U of the Federal Reserve Board.

            (p)   Taxes and Tax Returns.  Except as specified in Schedule
6.1(p),

                      (i) it has properly completed and timely filed all income
            tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been established in accordance with GAAP;

                      (ii) all taxes, assessments, fees and other governmental
            charges for periods beginning prior to the date hereof, which involve an amount in excess of $1,000,000 in the aggregate, have been timely paid (or, if not yet due, adequate reserves therefor have been established) by it and the Borrower has no liability for taxes in excess of the amounts so paid or reserves so established;

                      (iii) no deficiencies for taxes have been claimed,
            proposed or assessed by any taxing or other Governmental Authority against the Borrower and no tax Liens have been filed with respect thereto that involve an amount in excess of $1,000,000 in the aggregate. There are no pending or threatened audits, investigations or claims for or relating to any liability of the Borrower for taxes and there are no matters under discussion with any Governmental Authority which could result in an additional liability for taxes, which involve taxes in excess of $1,000,000 in the aggregate. The federal income tax returns of the Borrower have never been audited by the Internal Revenue Service. No extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to the Borrower; and

                      (iv) it is not a party to, and has no obligations under,
            any written tax sharing agreement or agreement regarding payments in lieu of taxes.

            (q) No Judgments or Litigation. No judgments, orders, writs or decrees are outstanding against it, nor is there now pending or, to its knowledge, threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

            (r) Title to Property. It has (i) good and marketable fee simple title to or valid leasehold interests in all of its Property and (ii) good and marketable title to all of its other property, in each case free and clear of Liens other than (A) Liens in favor of the Agent, (B) Permitted Liens and (C) Liens securing Indebtedness reflected in the Financial Statements delivered under Section 5.1(a)(vii).

            (s) No Other Indebtedness. On the Closing Date and after giving effect to the transactions contemplated hereby, it has no Indebtedness other than Indebtedness reflected in the

Financial Statements delivered under Section 5.1(a)(vii) to the extent required by GAAP to be included therein or in footnotes thereto.

            (t) Compliance with Laws. On the Closing Date, after giving effect to the transactions contemplated hereby, it is not in default under any term of any Requirement of Law other than any default which, when taken together with all other similar defaults, could not reasonably be expected to have a Material Adverse Effect.

            (u) Rights in Collateral; Priority of Liens. All of the Collateral of the Borrower is owned or leased by it free and clear of any and all Liens in favor of third parties, other than Liens in favor of the Agent and Permitted Liens. Upon the proper filing of the financing and termination statements specified in Section 5.1(a)(iii), the Liens granted by the Borrower under this Agreement constitute valid, enforceable and perfected first priority Liens on the Collateral.

            (v)   ERISA.

                      (i) Each of the Borrower and its ERISA Affiliates has
            fulfilled its respective contribution obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Internal Revenue Code with respect to each Pension Plan, and no application for a waiver of such minimum funding standards is currently outstanding with respect to any Pension Plan.

                      (ii) No Termination Event has occurred which could
            reasonably be expected to have a Material Adverse Effect. Neither it nor any ERISA Affiliate has incurred any liability to the PBGC or any Pension Plan or Multiemployer Plan, except for ordinary funding obligations and the payment of PBGC premiums which are not past due, and except for any such liability which could not reasonably be expected to have a Material Adverse Effect.

                      (iii) Neither it nor any ERISA Affiliate is required to or reasonably expects to be required to provide security to any Pension Plan under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code.

                      (iv) Each of the Borrower and its Subsidiaries is in
            compliance in all respects with all applicable provisions of ERISA and the Internal Revenue Code with respect to the Plans, and no Person has engaged in a Prohibited Transaction with respect to any Plan, except for any such noncompliance or Prohibited Transaction which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (w) Labor Matters. There are no existing or, to the Borrower's knowledge, threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which the Borrower is a party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (x) Compliance with Environmental Laws. (i) It is not the subject of any judicial or administrative proceeding or investigation relating to the violation of any

Environmental Law or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials, (ii) it has not received from any Governmental Authority or other Person any notice, order, stipulation or directive under any Environmental Law, nor is it aware of any pending discussions within any Governmental Authority, concerning the treatment, storage, disposal, spill or release or threatened release of any Hazardous Materials at, on, beneath or adjacent to Property owned or leased by it, or the release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of the Borrower, (iii) during the period that Affiliates of Carl C. Icahn have controlled the Borrower, it has disposed of all its waste in accordance with all applicable laws and it has not improperly stored or disposed of any waste at, on, beneath or adjacent to any of its Property, (iv) it has no knowledge of any actual or potential liability for any release of any Hazardous Materials, and there has been no spill or release of any Hazardous Materials at any of its Property in violation of Environmental Laws, (v) all of its Property (including, without limitation, its Equipment) is free, and has at all times been free, of Hazardous Materials, except as such materials may be part of such Equipment, and underground storage tanks and (vi) to the knowledge of the Borrower, none of its Property has ever been used as a waste disposal site, whether registered or unregistered, where any of the foregoing could reasonably be expected to have a Material Adverse Effect.

            (y) Licenses and Permits. It has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted, except where the failure to possess any of the foregoing (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

            (z) Government Regulation. It is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Requirement of Law that limits its ability to incur Indebtedness or to consummate the transactions contemplated by this Agreement and the other Loan Documents.

            (aa) Business and Properties. No business of the Borrower is affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

            (bb) Business Plan. The Business Plan delivered to the Agent on the Closing Date and in accordance with Section 7.1(k)(ii) were prepared in good faith on the basis of assumptions which were fair in the context of the conditions existing at the time of delivery thereof, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

            (cc) Affiliate Transactions. The Borrower is not a party to or bound by any agreement or arrangement (whether oral or written) relating to any of the Collateral to which any Affiliate of the Borrower is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower and (ii) upon fair and reasonable terms no less favorable to the Borrower than it could obtain in a comparable arm's-length transaction with an unaffiliated Person except as specified in the Registration Statement.

            (dd) Compliance with Anti-Terrorism Laws. The Borrower is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no Person who owns a controlling interest in or otherwise controls the Borrower is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, or any other similar list maintained by the OFAC under any authorizing statute, Executive Order or regulation or (B) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any similar Executive Order and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations. The Borrower acknowledges that each of the Agent and the Lenders have notified the Borrower that the Agent and the Lenders are required, under the USA Patriot Act, 31 U.S.C. Section 5318 (the "Patriot Act"), to obtain, verify and record information that identifies the Borrower including, without limitation, the name and address of the Borrower and such other information that will allow the Agent and the Lenders to identify the Borrower in accordance with the Patriot Act.

All representations and warranties made by the Borrower in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby and thereby. The Borrower acknowledges and confirms that the Lenders are relying on such representations and warranties without independent inquiry in entering into this Agreement.

                                  ARTICLE VII.
                            COVENANTS OF THE BORROWER

            SECTION 7.1 Affirmative Covenants. Until termination of the Commitments and payment and satisfaction of all Obligations in full:

            (a) Corporate Existence. The Borrower shall (i) maintain its corporate existence, (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks, qualifications and authorizations to do business, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, and
(iii) continue in the same lines of business as presently conducted by it.

            (b) Maintenance of Property. The Borrower shall keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices except to the extent that the failure to do so would not cause a Material Adverse Effect.

            (c) Environmental Matters. The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business so as to comply in all material respects with all applicable Environmental Laws including, without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations, provided that the Borrower shall not be deemed in violation hereof if the Borrower's or any such Subsidiary's failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

            (d) Taxes. The Borrower shall pay, when due, (i) all tax assessments, and other governmental charges and levies imposed against it or any of its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that, unless such tax assessment, charge, levy or claim has become a Lien on any of the property of the Borrower in excess of $1,000,000 in the aggregate for all such assessments, charges, levies and claims, it need not be paid if it is being contested in good faith, by appropriate proceedings diligently conducted and an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with GAAP.

            (e) Requirements of Law. The Borrower shall comply with all Requirements of Law applicable to it, including, without limitation, all applicable federal, state, local or foreign laws and regulations, including, without limitation, those relating to environmental and employee matters (including the collection, payment and deposit of employees' income, unemployment, Social Security and Medicare hospital insurance taxes) and with respect to pension liabilities, provided that the Borrower shall not be deemed in violation hereof if the Borrower's failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

            (f) Insurance. The Borrower shall maintain public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are in effect (and copies of which have been provided to the Agent) immediately before the Closing Date or as subsequently take effect which contain terms customary in the industry and are issued by insurance companies reasonably satisfactory to the Agent, all of which policies covering the Collateral shall name the Agent as an additional insured and the lender loss payee in case of loss, and contain other provisions as the Agent may require to protect fully the Agent's interest in the Collateral and any payments to be made under such policies.

            (g) Books and Records; Inspections. The Borrower shall (i) maintain books and records (including computer records and programs) of account pertaining to the assets, liabilities and financial transactions of the Borrower in such detail, form and scope as is consistent with good business practice and
(ii) provide the Agent and its agents and one representative of each of the Lenders access to the premises of the Borrower at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying (at the Borrower's expense) any and all records pertaining thereto, and (C) discussing the affairs, finances and business of the Borrower with any officer, employee or director thereof or with the Auditors, all of whom are hereby authorized to disclose to the Agent and the Lenders all financial statements, work papers, and other information relating to such affairs, finances or business. The Borrower shall reimburse the Agent for the reasonable travel and related expenses of the Agent's employees (unless the Agent has employed outside accountants for the purposes specified in this sentence) or, at the Agent's option, of such outside accountants retained by the Agent to verify or inspect Collateral and the records or documents related thereto (I) up to three times in any twelve-month period (and more frequently in the Agent's discretion at any time that an Event of Default has occurred and is continuing) or (II) in connection with the inspection of any Inventory acquired from another Person other than in the ordinary course of business if the value thereof is greater than $5,000,000. If the Agent's own employees are used, the Borrower shall also pay a per diem allowance of $750 plus the Agent's related costs and expenses, or, if outside accountants are used, the Borrower shall also pay the Agent such sum as may be required to reimburse the Agent for the expense thereof. All such Obligations may be charged to the Loan Account or any other account of the Borrower with the Agent or any of its Affiliates. The Borrower hereby authorizes the Agent to communicate directly with the Auditors to disclose to the Agent any and all financial information regarding the Borrower including, without limitation, matters relating to any audit and copies of any letters, memoranda or other correspondence related to the business, financial condition or other affairs of the Borrower.

            (h) Notification Requirements. The Borrower shall timely give the Agent the following notices and other documents:

                      (i) Notice of Defaults. Promptly, and in any event within
            two Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of a Responsible Officer specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail.

                      (ii) Proceedings or Changes. Promptly, and in any event
            within ten Business Days after the Borrower becomes aware of (A) any proceeding including, without limitation, any proceeding the subject of which is based in whole or in part on a commercial tort claim being instituted or threatened to be instituted by or against the Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum, together with the sum involved in all other similar proceedings, in a stated amount in excess of $1,000,000 in the aggregate, (B) any order, judgment or decree involving a sum, together with the sum of all other orders, judgments or decrees, in excess of $1,000,000 in the aggregate being entered against the Borrower or any of its property or assets, (C) any written notice or correspondence issued to the Borrower by a Governmental Authority warning, threatening or advising of the commencement of any investigation involving the Borrower or any of its property or assets, (D) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, (E) a change in the location of any Collateral from the locations specified in Schedule 6.1(b) or
            (F) a proposed or actual change of the name, identity, mailing address, chief executive office, principal place of business, corporate structure (such as the formation of Subsidiaries or changes in the ownership thereof) or jurisdiction of organization of the Borrower, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken by the Borrower with respect thereto.

                      (iii)   ERISA Notices.

                        (A) Promptly, and in any event within ten Business Days
                  after the occurrence thereof, notice of any of the following events which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, including with such notice a written statement of a Responsible Officer describing the event and any action that is being taken with respect thereto by the Borrower or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC;

                              (1)   a Termination Event;

                              (2) the failure to satisfy the minimum funding
                        standards of Section 302 of ERISA or Section 412 of the Internal Revenue Code with respect to any Pension Plan or the filing or a waiver request with the Internal Revenue Service with respect to such minimum funding standards for any Pension Plan;

                              (3)   the occurrence of a Prohibited
                        Transaction with respect to a Plan;

                              (4) a failure by the Borrower or ERISA Affiliate
                        to make a payment to a Pension Plan required to avoid imposition of a Lien under Section 302(f) of ERISA or
                        Section 412(n) of the Internal Revenue Code;

                              (5) the adoption of an amendment to a Pension Plan
                        requiring the provision of security to such Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code;

                              (6) receipt by the Borrower or any Subsidiary of notice from the Department of Labor of any penalty with respect to a Plan;

                              (7) receipt by the Borrower or any Subsidiary of
                        notice from the Internal Revenue Service or the Treasury Department of any income tax deficiency or delinquency or excise tax penalty with respect to a Plan; and

                              (8) receipt by the Borrower or any Subsidiary of notice of the entry of a judgment, award or settlement agreement with respect to a Plan; and

                        (B) Promptly upon the request of the Agent, each annual
                  report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Pension Plan.

                      (iv) Environmental Matters. Promptly, and in any event
            within ten days after receipt by the Borrower thereof, copies of each (A) written notice that any violation of any Environmental Law may have been committed or is about to be committed by the Borrower which violation could reasonably be expected to result in liability or involve remediation costs, which liability or remediation costs could reasonably be expected to have a Material Adverse Effect, (B) written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower alleging violations of any Environmental Law or requiring the Borrower to take any action in connection with the release of toxic or Hazardous Materials into the environment which violation or action could reasonably be expected to result in liability or involve remediation costs, which liability or remediation costs could reasonably be expected to have a Material Adverse Effect, (C) written notice from a Governmental Authority or other Person alleging that the Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Material into the environment or any damages caused thereby which costs or damages could reasonably be expected to have a Material Adverse Effect, or (D) Environmental Law adopted, enacted or issued after the date hereof of which the Borrower becomes aware which could reasonably be expected to have a Material Adverse Effect.

            (i) Casualty Loss. The Borrower shall (i) provide written notice to the Agent, within ten Business Days, of any material damage to, the destruction of or any other material loss to any of the Borrower's Inventory or any other asset or property owned or used by the Borrower to manufacture, repair or store any item of Collateral other than any such asset or property with a net book value (individually or in the aggregate) less than $5,000,000 or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such asset or property owned or used by the Borrower together with a statement of the amount of the damage, destruction, loss or diminution in value (a "Casualty Loss") and (ii) diligently file and prosecute its claim for any award or payment in connection with a Casualty Loss.

            (j) Qualify to Transact Business. The Borrower shall, and shall cause each of its Subsidiaries to, qualify to transact business as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and where failure to qualify or be authorized could reasonably be expected to have a Material Adverse Effect.

            (k) Financial Reporting. The Borrower shall deliver to the Agent the following:

                      (i) Annual Financial Statements. As soon as available, but not later than ninety days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2005, (A) the Borrower' annual audited and certified consolidated and consolidating Financial Statements; (B) a comparison in reasonable detail to the prior year's audited Financial Statements; and (C) if available, the Auditors' opinion without Qualification, a "Management Letter" and a statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit.


                      (ii) Projections. Not later than sixty days after the end
            of each fiscal year of the Borrower, the Business Plan of the Borrower certified by the Chief Financial Officer of the Borrower for the one-year period commencing with the following fiscal year.



                      (iii) Quarterly Financial Statements and Compliance
            Certificate. As soon as available, but not later than forty-five days after the end of each fiscal quarter, beginning with the fiscal quarter ending December 31, 2005, (A) the Borrower's interim consolidated and consolidating Financial Statements as of the end of such quarter and for the fiscal year to date and (B) a compliance certificate, substantially in the form of Exhibit D (a "Compliance Certificate"), signed by the Borrower's Chief Financial Officer, with an attached schedule of calculations demonstrating compliance with the Financial Covenants as of the end of such quarter.


                      (iv) Borrowing Base Certificate. Monthly, not later than
            the fifth Business Day of each month, a borrowing base certificate, substantially in the form of Exhibit H, detailing the Eligible Receivables and the Eligible Inventory, containing a calculation of availability and reflecting all sales, collections, and debit and credit adjustments, as of the last day of (or for) the preceding month, which shall be prepared by or under the supervision of the Chief Financial Officer of the Borrower and certified by such officer (a "Borrowing Base Certificate"), provided that, after the occurrence and during the continuance of an Availability Event, the Agent may require Borrowing Base Certificates to be delivered as frequently as it determines is necessary or desirable in its sole discretion.

                      (v) Agings. Monthly, not later than the fifth Business Day of each month, agings of the Borrower' Receivables and accounts payable, in scope and detail satisfactory to the Agent, as of the last day of the preceding month.

                      (vi) Inventory Reports. (A) Monthly, not later than the
            fifth Business Day of each month, a report of the Borrower's Inventory, based upon a perpetual inventory, describing such Inventory by category, item (in reasonable detail), location and current appraised value (at the lower of cost or market).

                        (B) Within 120 days after the end of each fiscal year, a
                  report of the annual physical Inventory of the Borrower as observed and tested by its public accountants in accordance with GAAP.

                      (vii) Shareholder and SEC Reports. As soon as available,
            but not later than five days after the same are sent or filed, as the case may be, copies of all financial statements and reports that the Borrower sends to the shareholders of the Borrower or files publicly with the Securities and Exchange Commission.

                      (viii) Other Financial Information. Promptly after the
            request by the Agent therefor, such additional financial statements and other related data and information as to the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower as the Agent may from time to time reasonably request. Any Lender may request that the Agent reasonably request any such additional information from the Borrower on behalf of such Lender, and the Agent agrees to make any such request as soon as reasonably practicable.

            (l) Payment of Liabilities. The Borrower shall pay and discharge, in the ordinary course of business, all obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established in accordance with GAAP.

            SECTION 7.2 Negative Covenants. Until termination of the Commitments and payment and satisfaction of all Obligations in full:

            (a) Deposit Accounts. The Borrower will not establish or maintain any deposit account in which proceeds of Collateral are on deposit unless the Agent shall have received a Blocked Account Agreement, duly executed by the Borrower and the applicable depository bank, covering such deposit account other than deposit accounts in which the Borrower maintains a balance of no more than $50,000 at any time.

            (b) Use of Proceeds. The Borrower will not (i) use any portion of the proceeds of any Loan in violation of Section 2.4 or for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Federal Reserve Board) in any manner which violates the provisions of Regulation T, U or X of the Federal Reserve Board or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement, or (ii) take, or permit any Person acting on its behalf to take, any action which could reasonably be expected to cause this Agreement or any other Loan Document to violate any regulation of the Federal Reserve Board.

            (c) Cancellation of Debt. The Borrower will not cancel any liability or debt owed to it in respect of any item of Collateral other than for consideration in the ordinary course of business and liabilities or debts involving an outstanding amount less than or equal to $50,000.

            (d) Investments. Other than as governed by Section 9.2(c)(I), the Borrower will not, directly or indirectly, at any time use any funds included in the Collateral to make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than (i) Investments in Cash Equivalents, (ii) so long as no Blocked Account Notice is in effect and no Event of Default is continuing, Investments in Affiliates of the Borrower and (iii) other Investments in an amount less than or equal to $50,000.

            (e) Fiscal Year. The Borrower will not change its fiscal year from a year ending December 31.

            (f) Accounting Changes. The Borrower will not at any time make or permit any change in accounting policies or reporting practices, except as required or allowed by GAAP.


                                  ARTICLE VIII.
                               FINANCIAL COVENANTS

            Until termination of the Commitments and the payment and satisfaction of all Obligations in full:

            SECTION 8.1 Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for the period beginning January 1, 2005 and ending December 31, 2005 and each twelve-month period ending on the last day of each calendar quarter thereafter shall not be less than 1.2 to 1.0.

            SECTION 8.2 Leverage Ratio. The ratio of (a) the outstanding amount of all the Borrower's Indebtedness to (b) EBITDA, determined for the period beginning January 1, 2005 and ending December 31, 2005 and each twelve-month period ending on the last day of each calendar quarter thereafter, shall not be greater than 4.0 to 1.0.

            SECTION 8.3 Business Plan. The Agent and the Borrower acknowledge that the foregoing financial covenants were established by the Agent and the Borrower on the basis of, among other things, the Business Plan, after leaving a margin in favor of the Borrower which the Agent and the Borrower have agreed was fair as of the date hereof and is fair on the date thereof. Accordingly, the Agent and the Borrower have agreed that any failure by the Borrower to comply with the terms of any Financial Covenant shall be deemed material for purposes of this Agreement.

                                   ARTICLE IX.
                                EVENTS OF DEFAULT

            SECTION 9.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

            (a) the Borrower shall fail to pay (i) any principal, interest, or unused line fees when payable, whether at stated maturity, by acceleration, or otherwise, or (ii) any other Obligations within fifteen Business Days of demand therefor; or

            (b) the Borrower shall (i) default in the performance or observance of any agreement, covenant, condition, provision or term contained in Section 2.4, 2.5, 2.7, 7.1(a)(i), 7.1(f), 7.1(g)(ii), 7.1(h), 7.1(k), 7.2, 8.1, 8.2,
11.4 or 11.7(a) hereof; or (ii) default in the performance or observance of any agreement, covenant, condition, provision or term contained in this Agreement or any other Loan Document (other than those referred to in Sections 9.1(a) and (b)(i)) and such failure continues for a period of thirty days from the earlier of the date on which (A) the Borrower has received notice of such failure in accordance with Section 11.1 and

(B) a Responsible Officer of the Borrower has knowledge of such failure or, if such default is capable of being cured and the Borrower has undertaken to cure such default within such thirty-day period and is diligently prosecuting and pursuing such cure thereafter, such failure continues for a period of sixty days from such date of initial notice or knowledge; or

            (c) the Borrower shall dissolve, wind up or otherwise cease to conduct its business; or

            (d)   the Borrower shall become the subject of an Insolvency
Event; or

            (e) (i) the Borrower shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders (or a trustee or agent on behalf of such holder or holders) to declare any Material Indebtedness to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

            (f) any representation or warranty made by the Borrower under or in connection with any Loan Document or amendment or waiver thereof, or in any Financial Statement, report or certificate delivered in connection therewith, shall prove to have been incorrect in any material respect when made or deemed made; or

            (g) any judgment or order for the payment of money which, when taken together with all other judgments and orders rendered against the Borrower, exceeds $1,000,000 in the aggregate shall be rendered against the Borrower and shall not be stayed, vacated, bonded or discharged within thirty days; or

            (h) any of the events specified in clauses (1) through (8) of
Section 7.1(h)(iii)(A) shall occur and such event, together with any other of such events, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

            (i) any covenant, agreement or obligation of the Borrower contained in or evidenced by any of the Loan Documents shall cease to be enforceable in any material respect, or shall be determined to be unenforceable in any material respect, in accordance with its terms; the Borrower shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or any Liens granted on any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement or any other Loan Document; or

            (j) this Agreement shall for any reason cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

            (k) the independent public accountants for the Borrower shall deliver a Qualified opinion on any Financial Statement; or

            (l) the occurrence of any event or condition that has a Material Adverse Effect.

            SECTION 9.2 Acceleration, Termination and Demand Rights. During the continuance of an Event of Default, the Agent may, or upon the request of the Required Lenders, the Agent shall take any or all of the following actions, without prejudice to the rights of the Agent to enforce its claims against the
Borrower:

            (a) Acceleration. To declare all Obligations immediately due and payable (except with respect to any Event of Default with respect to the Borrower specified in Section 9.1(d), in which case all Obligations shall automatically become immediately due and payable) without presentment, demand, protest or any other action or obligation of the agent or any Lender.

            (b) Termination of Commitments. To declare the Commitments immediately terminated (except with respect to any Event of Default with respect to the Borrower set forth in Section 9.1(d), in which case the Commitments shall automatically terminate) and, at all times thereafter, any Loan made by a Lender or the Agent shall be in such Lender's or the Agent's sole and absolute discretion and none of the other Lenders shall have any obligation with respect thereto. Notwithstanding any such termination, until all Obligations shall have been fully and indefeasibly paid and satisfied, the Agent shall retain all security in existing and future Receivables included in the Collateral and existing and future Inventory of the Borrower and all other Collateral held by it hereunder.

            (c) Demand Rights. Notwithstanding anything herein to the contrary, the Borrower shall, immediately upon the Borrower's decision to take any of the following actions (and, in any event, not less than ten days before the taking of any such action), deliver to the Agent written notice of such proposed action (together with, in the case of any action specified in clause (A), (F), (H) or (I) hereof, such financial information as is necessary to determine the Borrower's compliance, on a pro forma basis giving effect to such action, with
Section 8.1 or 8.2, as the case may be), and, upon the giving of such notice (or, if such notice is not given for any reason, the occurrence of any such action), the Agent may, or upon the request of the Required Lenders, the Agent shall (i) declare all Obligations immediately due and payable without presentment, demand, protest or any other action or obligation of the Agent or any Lender or (ii) declare the Commitments immediately terminated and, notwithstanding any such termination, until all the Obligations shall have been fully and indefeasibly paid and satisfied, the Agent shall retain all security in existing and future Collateral:

                        (A) Indebtedness. The Borrower shall, directly or
                  indirectly, at any time create, incur, assume or permit to exist any Indebtedness that causes the ratio of (1) the aggregate outstanding amount of the Borrower's Indebtedness to
                  (2) EBITDA, determined on a year-to-date basis (or, if after December 31, 2005, the twelve-month period) ending on the last day of the quarter preceding the quarter in which such Indebtedness is created, incurred, assumed or permitted to exist (which determination shall be made, if before December 31, 2005, by annualizing EBITDA in a manner consistent with the second sentence of Section 8.2), to be greater than 4.0 to 1.0.

                        (B) Contingent Obligations. Except as relates to the
                  Indebtedness reflected in the Financial Statements delivered under Section 5.1(a)(vii), the Borrower shall, directly or indirectly, incur, assume, or suffer to exist any Contingent Obligation, excluding (1) indemnities given in connection with
                  (x) the Indebtedness reflected in the Financial Statements delivered under Section 5.1(a)(vii) and (y) this Agreement or the other Loan Documents in favor of the Agent and the Lenders, (2) liabilities associated with the Borrower's assumption, pursuant to an Interest Transfer Agreement and an Assignment and Assumption, Novation and Release, each dated as of June 30, 2005, and related documents, of certain liabilities, obligations and guaranties of ACF Industries Holding Corp. related to Ohio Castings Company, LLC, (3) contingent liabilities, if any, of the Borrower associated with or arising out of any ACF Industries LLC employment benefit plan and (4) any obligations of the Borrower to its current and future retired employees that are accrued or incurred after the date hereof, provided that the indemnities and obligations specified in clauses (2), (3) and (4) above shall not represent an aggregate Liability to the Borrower in excess of $20,000,000 at any time.

                        (C) Corporate Changes, Etc. The Borrower shall, directly
                  or indirectly, merge or consolidate with any Person or amend, alter or modify its Governing Documents in a manner materially adverse to the Agent or the Lenders, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

                        (D) Change in Nature of Business. The Borrower shall
                  make any material adverse change in the nature of its business as carried on at the date hereof or enter into any new line of business that is materially adverse to the Agent and the Lenders.

                        (E) Sales, Etc. of Assets. The Borrower shall, directly
                  or indirectly, in any fiscal year, sell, transfer or otherwise dispose of, or grant any option or other right to purchase or otherwise acquire, (1) any of the Collateral (other than sales of (I) Inventory in the ordinary course of business and (II) Equipment financed with the proceeds of CapEx Loans unless the related Net Cash Proceeds are applied in accordance with the terms hereof) or (2) all or substantially all of its assets.

                        (F) Loans to Other Persons. The Borrower shall make any
                  loan or advance any credit to any Affiliate or other Person that causes the Fixed Charge Coverage Ratio or the Leverage Ratio, each as determined on a year-to-date basis (or, if after December 31, 2005, the twelve-month period) ended on the last day of the quarter preceding the quarter in which such loan is made or such credit is advanced, to be less than
                  1.2 to 1.0 or greater than 4.0 to 1.0, respectively.

                        (G) Liens, Etc. The Borrower shall incur, assume or
                  suffer to exist any Lien on or with respect to any of the Collateral, other than:

                              (1)   Liens created hereunder;

                              (2)   Permitted Liens; and

                              (3) Liens not described in clauses (1) or (2)
                        above if the incurrence, assumption or suffering of any such Lien would have a Material Adverse Effect, result in a default under Section 8.1 or 8.2 on a pro forma basis or otherwise result in a Default or an Event of Default.

                        (H) Dividends, Stock Redemptions, Distributions, Etc.
                  Except as described in the Registration Statement with respect to the redemption of preferred stock of the Borrower and American Railcar Industries, Inc., a Missouri corporation, the Borrower shall directly or indirectly, pay any dividends or distributions on, purchase, redeem or retire any shares of any class of its capital stock or other equity interests or any warrants, options or rights to purchase any such capital stock or other equity interests, whether now or hereafter outstanding ("Stock"), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, in each case that causes the Fixed Charge Coverage Ratio or the Leverage Ratio, each as determined on a year-to-date basis (or, if after December 31, 2005, the twelve-month period) ending on the last day of the quarter preceding the quarter in which such payment, purchase, redemption, defeasance, retirement, acquisition or distribution is made, to be less than 1.2 to 1.0 or greater than 4.0 to 1.0, respectively.

                        (I) Acquisition of Stock or Assets. The Borrower shall
                  acquire or commit or agree to acquire any stock, securities or assets of any other Person other than acquisitions which, after giving effect thereto, would not have a Material Adverse Effect, result in a default under Section 8.1 or 8.2 on a pro forma basis or otherwise result in a Default or an Event of Default.

The Borrower's failure to repay all the Obligations upon a demand hereunder shall constitute an Event of Default. Any failure of the Agent to declare the Obligations immediately due and payable following the delivery of a notice by the Borrower under clause (A), (F), (H) or (I) hereof shall not be deemed to waive any Default or Event of Default arising under Section 8.1 or 8.2 as a result of the action specified in such notice.

     SECTION 9.3 Other Remedies.

     (a) During the continuance of an Event of Default, the Agent shall have all rights and remedies with respect to the Obligations and the Collateral under applicable law and the Loan Documents, and the Agent may do any or all of the following:

          (i) remove for copying all documents, instruments, files and records (including the copying of any computer records) relating to the Borrower's Receivables or use (at the expense of the Borrower) such supplies or space of the Borrower at the Borrower's places of business necessary to administer, enforce and collect such Receivables including, without limitation, any supporting obligations;

          (ii) accelerate or extend the time of payment, compromise, issue credits, or bring suit on a Borrower's Receivables (in the name of the Borrower or the Agent) and otherwise administer and collect such Receivables;

          (iii) sell, assign and deliver the Borrower's Receivables with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and

          (iv) foreclose the security interests created pursuant to the Loan Documents by any available procedure, or take possession of any or all of the Collateral, without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

This subsection (a) shall govern only those Receivables of the Borrower included in the Collateral.

     (b) The Agent may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Borrower. If notice of intended disposition of any Collateral is required by law, it is agreed that ten days' notice shall constitute reasonable notification. The Borrower will assemble the Collateral in its possession and make it available at such locations as the Agent may specify, whether at the premises of the Borrower or elsewhere, and will make available to the Agent the premises and facilities of the Borrower for the purpose of the Agent's taking possession of or removing the Collateral or putting the Collateral in saleable form. The Agent may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower hereby grants the Agent a license, during the continuation of an Event of Default, to enter and occupy any of the Borrower's leased or owned premises and facilities, without charge, to exercise any of the Agent's rights or remedies.

     SECTION 9.4 License for Use of Software and Other Intellectual Property. The Borrower hereby grants to the Agent a license or other right to use, during the continuation of an Event of Default, without charge, all computer software programs, data bases, processes, trademarks, tradenames, copyrights, labels, trade secrets, service marks, advertising materials and other rights, assets and materials used by the Borrower in connection with its businesses or in connection with the Collateral.

     SECTION 9.5 No Marshalling; Deficiencies; Remedies Cumulative. The Agent shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Obligations from one source of Collateral or from the Borrower before seeking recourse against or satisfaction from another source of Collateral or from the Borrower. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral, including any and all Collections (after deducting all of the Agent's expenses related thereto), shall be applied by the Agent to such of the Obligations and in such order as the Agent shall elect in its sole and absolute discretion, whether due or to become due. The Borrower shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrower or its successor or assign any surplus resulting therefrom. All of the Agent's and the Lenders' remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and the Borrower or in such order and with respect to such Collateral or the Borrower as the Agent may deem desirable, and are not intended to be exhaustive.

     SECTION 9.6 Waivers. Except as may be otherwise specifically provided herein or in any other Loan Document, the Borrower hereby waives any right to a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Agent to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable law or of the time, place or terms of sale in connection with the exercise of the Agent's rights hereunder and also waives any bonds, security or sureties required by any statute, rule or other law as an incident to any taking of possession by the Agent of any Collateral. The Borrower also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Agent's rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable of the Borrower. The Borrower also consents that the Agent may, during the continuation of an Event of Default, enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court. These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties, and the Borrower acknowledges that it has been represented by counsel of its own choice, has consulted such counsel with respect to its rights hereunder and has freely and voluntarily entered into this Agreement and the other Loan Documents as the result of arm's-length negotiations.

     SECTION 9.7 Further Rights of the Agent.

     (a) Further Assurances. The Borrower shall do all things and shall execute and deliver all documents and instruments reasonably requested by the Agent to protect or perfect any Lien (and the priority thereof other than with respect to Permitted Liens) of the Agent on the Collateral.

     (b) Insurance; Etc. If the Borrower shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, or if any Lien prohibited hereby shall not be paid in full and discharged or if the Borrower shall fail to perform or comply with any other covenant, promise or obligation to the Agent or the Lenders hereunder or under any other Loan Document, the Agent may (but shall not be required to), if the Borrower has not done so within ten days of the Agent's written request, perform, pay, satisfy, discharge or bond the same for the account of the Borrower, and all amounts so paid by the Agent or the Lenders shall be treated as an Agent Loan or a Revolving Credit Loan, as the case may be, comprised of Base Rate Advances hereunder and shall constitute part of the Obligations.

     SECTION 9.8 Interest After Event of Default. The Borrower agrees and acknowledges that the additional interest and fees that may be charged under
Section 4.2 (a) are an inducement to the Agent and the Lenders to make Advances and that the Agent and the Lenders would not consummate the transactions contemplated by this Agreement without the inclusion of such provisions, (b) are fair and reasonable estimates of the Agent's and the Lenders' costs of administering the credit facility upon an Event of Default, and (c) are intended to estimate the Agent's and the Lenders' increased risks upon an Event of Default.

                                   ARTICLE X.
                                    THE AGENT

     SECTION 10.1 Appointment of Agent.

     (a) Each Lender hereby designates NFBC as its agent and irrevocably authorizes it to take action on such Lender's behalf under the Loan Documents and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. The Agent may perform any of its duties by or through its agents or employees.

     (b) The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as third party beneficiaries of any of the provisions hereof. The Agent shall act solely as agent of the Lenders and assume no obligation toward or relationship of agency or trust with or for the Borrower.

     SECTION 10.2 Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature. The Agent does not have a fiduciary relationship with or any implied duties to any Lender or any participant of any Lender.

     SECTION 10.3 Lack of Reliance on Agent.

     (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Borrower in connection with taking or not taking any action related hereto and
(ii) its own appraisal of the creditworthiness of the Borrower, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter.

     (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or the Notes or the financial or other condition of the Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, the financial condition of the Borrower, or the existence or possible existence of any Default or Event of Default.

     SECTION 10.4 Certain Rights of the Agent. The Agent may request instructions from the Required Lenders at any time. If the Agent requests instructions from the Required Lenders with respect to any action or inaction, it shall be entitled to await instructions from the Required Lenders. No Lender shall have any right of action based upon the Agent's action or inaction in response to instructions from the Required Lenders.

     SECTION 10.5 Reliance by Agent. The Agent may rely upon any written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper Person. The Agent may obtain the advice of legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants and other experts selected by it and shall have no liability for any action or inaction taken or omitted to be taken by it in good faith based upon such advice.

     SECTION 10.6 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent to the extent of such Lender's Pro Rata Share (determined as of the time that such indemnity payment is sought) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or otherwise relating to the Loan Documents unless resulting from the Agent's gross negligence or willful misconduct. The agreements contained in this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations.

     SECTION 10.7 The Agent in Its Individual Capacity. In its individual capacity, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interest and may exercise the same as though it was not performing the duties specified herein. The terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include NFBC in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     SECTION 10.8 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     SECTION 10.9 Successor Agent.

     (a) The Agent may, upon twenty Business Days' notice to the Lenders and the Borrower, resign by giving written notice thereof to the Lenders and the Borrower. Any such resignation shall be effective upon the appointment of a successor Agent.

     (b) Upon receipt of notice of resignation by the Agent, the Required Lenders may appoint a successor agent which shall also be a Lender. If a successor agent has not accepted its appointment within fifteen Business Days, then the retiring agent may, on behalf of the Lenders, appoint a successor agent which shall be subject to the written approval of the Borrower, which approval shall not be unreasonably withheld and shall be delivered to the Required Lenders within ten Business Days after the Borrower's receipt of notice of a proposed successor agent.

     (c) Upon its acceptance of the agency hereunder, such successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement. The retiring agent shall continue to have the benefit of the provisions of this Article for any action or inaction while it was agent.

     SECTION 10.10 Collateral Matters.

     (a) Except as otherwise set forth herein, any action or exercise of powers by the Agent provided under the Loan Documents, together with such other powers as are reasonably incidental thereto, shall be deemed authorized by and binding upon all of the Lenders. At any time and without notice to or consent from any Lender, the Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

     (b) The Agent is authorized to release any Lien granted to or held by it upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations, (ii) required to be delivered from permitted sales of Collateral hereunder, if any, upon receipt of the proceeds by the Agent (or, if permitted hereunder, the Borrower) or (iii) if the release can be and is approved by the Required Lenders (or all the Lenders, if so required under Section 11.5). The Agent may request and the Lenders will provide confirmation of the Agent's authority to release particular types or items of Collateral.

     (c) Upon any sale or transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred, provided that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's reasonable opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

     (d) The Agent shall not have any obligation to assure that the Collateral exists or is owned by the Borrower, that the Collateral is cared for, protected or insured, or that the Liens on the Collateral have been created or perfected or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given NFBC's own interest in the Collateral as one of the Lenders, and it shall have no duty or liability whatsoever to the Lenders with respect thereto, except for its gross negligence or willful misconduct.

     SECTION 10.11 Actions with Respect to Defaults. In addition to the Agent's right to take actions on its own accord as permitted under this Agreement, the Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders. Until the Agent shall have received such directions, the Agent may act or not act as it deems advisable and in the best interests of the Lenders.

     SECTION 10.12 Delivery of Information. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) for the Financial Statements, Business Plans, certificates and reports received by the Agent from the Borrower under Section 7.1(k)(i), (ii), (iii), (iv), (v) or
(viii); (ii) for any notice received by the Agent from the Borrower under
Section 7.1(h); (iii) as otherwise specifically provided in this Agreement or any other Loan Document; and (iv) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

                                  ARTICLE XI.
                               GENERAL PROVISIONS

     SECTION 11.1 Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier followed by a hard copy sent by regular mail, if to the Agent, then to North Fork Business Capital Corporation, 1415 West 22nd Street, Suite 750E, Oak Brook, Illinois 60523,
Telecopy: (630) 684-0228, Attn.: Regional Manager, with a copy to North Fork Business Capital Corporation, 275 Broadhollow Road, P.O. Box 8914, Melville, New York 11747, Telecopy: (631) 501-5524, Attn.: General Counsel, if to any Lender, then to its address specified in Schedule 1 or in the Assignment and Acceptance under which it became a party hereto, and if to the Borrower, then to 100 Clark Street, St. Charles, Missouri 63301, Telecopy: (636) 940-5109, Attn.: Mr. Umesh Choksi, with a copy to Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153, Telecopy: (212) 668-1158, Attn.: Jesse A. Lynn, Esq., or, in each case, to such other address as the Borrower, a Lender or the Agent may specify to the other parties in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

     SECTION 11.2 Delays; Partial Exercise of Remedies. No delay or omission of the Agent or any Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent or any Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

     SECTION 11.3 Right of Setoff. In addition to and not in limitation of all rights of offset that the Agent, any Lender or any of their respective Affiliates may have under applicable law, while an Event of Default is continuing, the Agent, the Lenders and their respective Affiliates shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by the Agent, the Lenders or any of their respective Affiliates to or for the credit or the account of the Borrower or the Borrower's Subsidiaries against any and all of the Obligations. In the event that the Agent or any Lender exercises any of its rights under this Section 11.3, the Agent or such Lender shall provide notice to the Borrower of such exercise, provided that, without prejudice to the Borrower's right to assert a claim for any damages it may incur as a result of any failure by the Agent or such Lender to give such notice, the failure to give such notice shall not affect the validity of the exercise of such rights.


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
     SECTION 11.4 Indemnification; Reimbursement of Expenses of Collection.

     (a) The Borrower hereby agrees that, whether or not any of the transactions contemplated by this Agreement or the other Loan Documents are consummated, the Borrower will indemnify, defend and hold harmless (on an after-tax basis) the Agent, the Lenders and their respective successors, assigns, directors, officers, agents, employees, advisors, shareholders and attorneys (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions (whether threatened or existing), judgments, suits (whether threatened or existing) or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts, consultants and other professionals) incurred by any of them (collectively, "Claims") (except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct) arising out of or by reason of
(i) any litigation, investigation, claim or proceeding related to (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by the Borrower of the proceeds of the Loans or (C) the Agent's or any Lender's entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto (other than consequential damages and loss of anticipated profits or earnings), including, without limitation, amounts paid in settlement (provided that any such settlement has been approved by the Borrower), court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding, (ii) any remedial or other action taken or required to be taken by the Borrower in connection with compliance by the Borrower, or any of its properties, with any federal, state or local Environmental Laws and (iii) any pending, threatened or actual action, claim, proceeding or suit by any shareholder or director of the Borrower or any actual or purported violation of the Borrower's Governing Documents or any other agreement or instrument to which the Borrower is a party or by which any of its properties is bound. In addition, the Borrower shall, upon demand, pay to the Agent all costs and expenses incurred by the Agent (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and pay to the Agent and each Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (A) enforcing or defending its rights under or in respect of this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) collecting the Obligations or otherwise administering this Agreement and (C) foreclosing or otherwise realizing upon the Collateral or any part thereof. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

     (b) The Borrower' obligations under Sections 4.6 and 4.7 and this Section
11.4 shall survive any termination of this Agreement and the other Loan Documents, the termination and the payment in full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations.

     SECTION 11.5 Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders (or by the Agent on their behalf) without taking into account the Commitments or Loans held by Defaulting Lenders or the Borrower or any of its Affiliates (determined without giving effect to the proviso to the definition of "Affiliates"), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Borrower and all the Lenders (other than any Defaulting Lender or the Borrower or any of its Affiliates (determined without giving effect to the proviso to the definition of "Affiliates")), do any of the following at any time: (a) change the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder; (b) amend the definition of "Required Lenders"; (c) amend this Section 11.5; (d) reduce the amount of principal of, or interest on, or the interest rate applicable to, the Loans or any fees or other amounts payable hereunder; (e) postpone any date on which any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder is required to be made; (f) release all or substantially all the Collateral; or (g) amend the definition of "Borrowing Base" or modify Section 2.2(a)(ii)if the effect thereof would be to increase the amount of Revolving Credit Loans or CapEx Loans, respectively, available to the Borrower; provided, further that no amendment, waiver or consent shall, unless in writing and signed by (i) a Lender, change the Pro Rata Share or increase the Commitment of such Lender, and (ii) the Agent, in addition to the Lenders required above, to take any such action that affects the rights or duties of the Agent under this Agreement or any other Loan Document.

     SECTION 11.6 Nonliability of Agent and Lenders. The relationship among the Borrower and each Lender shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower' business or operations.

     SECTION 11.7 Assignments and Participations.

     (a) Borrower Assignment. The Borrower shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Agent and each of the Lenders.

     (b) Lender Assignments. Each Lender may, with the consent of the Agent (not to be unreasonably withheld), assign to one or more Eligible Assignees (or, if an Event of Default has occurred and is continuing, to one or more other Persons) all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an Assignment and Acceptance, together with surrender of any Note or Notes subject to such assignment and a processing and recordation fee payable to the Agent for its account of $3,500. No such assignment shall be for less than $5,000,000 of the Commitments or Loans unless it is to another Lender, and each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations in respect of the Commitments and the Revolving Credit Loans. Upon the execution and delivery to the Agent of an Assignment and Acceptance and the payment of the recordation fee to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (i) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it under such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it under such Assignment and Acceptance, relinquish its rights (other than any rights it may have under Sections 4.6, 4.7 and 11.4, which shall survive such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (c) Agreements of Assignee. By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Documents,
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document, (iii) such assignee confirms that it is an Eligible Assignee and has received a copy of this Agreement, together with copies of the Financial Statements referred to in Section 6.1(i), the Financial Statements delivered pursuant to Section 7.1(k), if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Agent's Register. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments and the principal amount of their Loans (the "Register"). The Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of each Assignment and Acceptance and surrender of the affected Note or Notes subject to such assignment, the Agent will give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent a new Note to the order of the assignee in the amount of the applicable Commitment or

Loans assumed by it and to the assignor in the amount of the applicable Commitment or Loans retained by it, if any. Such new Note or Notes shall re-evidence the indebtedness outstanding under the surrendered Note or Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be dated as of the Acceptance Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

      (e) Lender Participations. Each Lender may sell participations to one or more parties (each, a "Participant") in or to all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents. Notwithstanding a Lender's sale of a participation interest, such Lender's obligations hereunder shall remain unchanged. The Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No Lender shall grant any Participant the right to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from which the Participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on, the Loans subject to such participation interest; or (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans subject to such participation interest. To the extent permitted by applicable law, each Participant shall also be entitled to the benefits of Section 11.3 as if it were a Lender, provided that such Participant agrees to be subject to the last sentence of Section 2.9(b) as if it were a Lender.

      (f) Securities Laws. Each Lender agrees that it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States or of any other jurisdiction.

      (g) Information. In connection with their efforts to assign their rights or obligations or sell participations pursuant to Sections 11.7(b) and (e), the Agent and the Lenders may disclose any information they have, now or in the future, with respect to the business of the Borrower to prospective assignees or purchasers, provided that such disclosure is subject to written confidentiality arrangements customary for assignment or participation transactions of such type.

      (h) Pledge to Federal Reserve Bank. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 11.8 Counterparts; Telecopied Signatures. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

      SECTION 11.9 Severability. In case any provision in or obligation under this Agreement, any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 11.10 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of New York (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the "Highest Lawful Rate"). If due to any circumstance whatsoever, fulfillment of any provision of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements among the parties hereto.

      SECTION 11.11 Entire Agreement; Successors and Assigns; Interpretation. This Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them, and shall bind and benefit the parties and their respective successors and permitted assigns. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

      SECTION 11.12 LIMITATION OF LIABILITY. NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE BORROWER (WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE) FOR LOSSES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR SUCH LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR SUCH LENDER. THE BORROWER HEREBY WAIVES ALL FUTURE CLAIMS AGAINST THE AGENT AND EACH LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

      SECTION 11.13 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

      SECTION 11.14 SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY LENDER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS AGREEMENT; (II) ANY OTHER LOAN DOCUMENT OR OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THE BORROWER, THE AGENT AND A LENDER; OR (III) ANY CONDUCT, ACT OR OMISSION OF THE BORROWER, THE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT SHALL HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE AGENT TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. THE

BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

      SECTION 11.15 SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY, 1133 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036 OR ITS SUCCESSOR AS THE DESIGNEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWER, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      SECTION 11.16 JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS AGREEMENT; (II) ANY OTHER LOAN DOCUMENT OR OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THE BORROWER, THE AGENT AND A LENDER; OR (III) ANY CONDUCT, ACT OR OMISSION OF THE BORROWER, THE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                                 BORROWER

                                 AMERICAN RAILCAR INDUSTRIES, INC.

                                 By:
                                      -----------------------------------
                                      William Benac
                                      Chief Financial Officer


                                 LENDERS

                                 NORTH FORK BUSINESS CAPITAL CORPORATION

                                 By:
                                      -----------------------------------
                                      Robert L. Heinz
                                      Senior Vice President


                                 THE CIT GROUP/BUSINESS CREDIT, INC.

                                 By:
                                      -----------------------------------
                                      Barry O'Neall
                                      Vice President


                                 ASSOCIATED BANK, NATIONAL ASSOCIATION

                                 By:
                                      -----------------------------------
                                      Steven R. Powell
                                      Vice President

                                 AGENT

                                 NORTH FORK BUSINESS CAPITAL
                                 CORPORATION

                                 By:
                                      -----------------------------------
                                      Robert L. Heinz
                                      Senior Vice President

                                   [FORM OF]

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                      among

                        AMERICAN RAILCAR INDUSTRIES, INC.

                                  as Borrower,

                  the Lenders from time to time party thereto,

                                       and

                    NORTH FORK BUSINESS CAPITAL CORPORATION,

                                    as Agent

                          Dated as of January __, 2006

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I. DEFINITIONS............................................................................................1

     SECTION 1.1            General Definitions...................................................................1
     SECTION 1.2            Accounting Terms and Determinations..................................................17
     SECTION 1.3            Other Terms; Headings................................................................17

ARTICLE II. THE CREDIT FACILITIES................................................................................18

     SECTION 2.1            The Revolving Credit Loans...........................................................18
     SECTION 2.2            CapEx Loans..........................................................................19
     SECTION 2.3            Procedure for Borrowing; Notices of Borrowing; Notices of Continuation; Notices
                            of Conversion; Settlement............................................................20
     SECTION 2.4            Application of Proceeds..............................................................25
     SECTION 2.5            Maximum Amount of the Facility; Mandatory Prepayments;
                            Optional Prepayments.................................................................25
     SECTION 2.6            Maintenance of Loan Account; Statements of Account...................................26
     SECTION 2.7            Collection of Receivables............................................................26
     SECTION 2.8            Term.................................................................................27
     SECTION 2.9            Payment Procedures...................................................................27
     SECTION 2.10           Defaulting Lenders...................................................................28
     SECTION 2.11           Sharing of Payments, Etc.............................................................29
     SECTION 2.12           Publicity............................................................................29

ARTICLE III. SECURITY............................................................................................29

     SECTION 3.1            General..............................................................................29
     SECTION 3.2            Recourse to Security.................................................................30
     SECTION 3.3            Special Provisions Relating to Inventory.............................................30
     SECTION 3.4            Special Provisions Relating to Receivables...........................................31
     SECTION 3.5            Special Provisions Relating to Equipment.............................................32
     SECTION 3.6            Continuation of Liens, Etc...........................................................32
     SECTION 3.7            Power of Attorney....................................................................33

ARTICLE IV. INTEREST, FEES AND EXPENSES..........................................................................33

     SECTION 4.1            Interest.............................................................................33
     SECTION 4.2            Interest After Event of Default......................................................34
     SECTION 4.3            Agent's and Closing Fees.............................................................34
     SECTION 4.4            Unused Line Fee......................................................................34
     SECTION 4.5            Calculations.........................................................................34
     SECTION 4.6            Indemnification in Certain Events....................................................34
     SECTION 4.7            Taxes................................................................................35

ARTICLE V. CONDITIONS OF LENDING.................................................................................36

     SECTION 5.1            Conditions to Initial Loan...........................................................36
     SECTION 5.2            Conditions Precedent to Each Loan....................................................40

ARTICLE VI. REPRESENTATIONS AND WARRANTIES.......................................................................40

     SECTION 6.1            Representations and Warranties of the Borrower; Reliance
                            by the Lenders.......................................................................40

ARTICLE VII. COVENANTS OF THE BORROWER...........................................................................46

     SECTION 7.1            Affirmative Covenants................................................................46
     SECTION 7.2            Negative Covenants...................................................................52

ARTICLE VIII. FINANCIAL COVENANTS................................................................................53

     SECTION 8.1            Fixed Charge Coverage Ratio..........................................................53
     SECTION 8.2            Leverage Ratio.......................................................................53
     SECTION 8.3            Business Plan........................................................................53

ARTICLE IX. EVENTS OF DEFAULT....................................................................................53

     SECTION 9.1            Events of Default....................................................................53
     SECTION 9.2            Acceleration, Termination and Demand Rights..........................................55
     SECTION 9.3            Other Remedies.......................................................................58
     SECTION 9.4            License for Use of Software and Other Intellectual Property..........................59
     SECTION 9.5            No Marshalling; Deficiencies; Remedies Cumulative....................................59
     SECTION 9.6            Waivers..............................................................................59
     SECTION 9.7            Further Rights of the Agent..........................................................60
     SECTION 9.8            Interest After Event of Default......................................................60

ARTICLE X. THE AGENT.............................................................................................60

     SECTION 10.1           Appointment of Agent.................................................................60
     SECTION 10.2           Nature of Duties of Agent............................................................61
     SECTION 10.3           Lack of Reliance on Agent............................................................61
     SECTION 10.4           Certain Rights of the Agent..........................................................61
     SECTION 10.5           Reliance by Agent....................................................................61
     SECTION 10.6           Indemnification of Agent.............................................................62
     SECTION 10.7           The Agent in Its Individual Capacity.................................................62
     SECTION 10.8           Holders of Notes.....................................................................62
     SECTION 10.9           Successor Agent......................................................................62
     SECTION 10.10          Collateral Matters...................................................................63
     SECTION 10.11          Actions with Respect to Defaults.....................................................64
     SECTION 10.12          Delivery of Information..............................................................64


ARTICLE XI. GENERAL PROVISIONS...................................................................................64

     SECTION 11.1           Notices..............................................................................64
     SECTION 11.2           Delays; Partial Exercise of Remedies.................................................65
     SECTION 11.3           Right of Setoff......................................................................65
     SECTION 11.4           Indemnification; Reimbursement of Expenses of Collection.............................65
     SECTION 11.5           Amendments, Waivers and Consents.....................................................66
     SECTION 11.6           Nonliability of Agent and Lenders....................................................67
     SECTION 11.7           Assignments and Participations.......................................................67
     SECTION 11.8           Counterparts; Telecopied Signatures..................................................69
     SECTION 11.9           Severability.........................................................................69
     SECTION 11.10          Maximum Rate.........................................................................69
     SECTION 11.11          Entire Agreement; Successors and Assigns; Interpretation.............................70
     SECTION 11.12          LIMITATION OF LIABILITY..............................................................70
     SECTION 11.13          GOVERNING LAW........................................................................71
     SECTION 11.14          SUBMISSION TO JURISDICTION...........................................................71
     SECTION 11.15          SERVICE OF PROCESS...................................................................72
     SECTION 11.16          JURY TRIAL...........................................................................72

Schedules

Schedule 1                      Commitments of Lenders
Schedule 2                      Pledged Deposit Accounts
Schedule 6.1(a)                 Foreign Jurisdictions
Schedule 6.1(b)                 Locations of Collateral
Schedule 6.1(g)                 Subsidiaries
Schedule 6.1(p)                 Taxes


Exhibits

Exhibit A               -       Revolving Credit Note
Exhibit B               -       CapEx Note
Exhibit C               -       Assignment and Acceptance
Exhibit D               -       Compliance Certificate
Exhibit E               -       Notice of Borrowing
Exhibit F               -       Notice of Continuation
Exhibit G               -       Notice of Conversion
Exhibit H               -       Borrowing Base Certificate
Exhibit I               -       Perfection Certificate
Exhibit J               -       Collateral Access Agreement